U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM SB-2

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           MANCHESTER INC.
                       ---------------------------
          (Exact name of Registrant as specified in its charter)

        NEVADA                   1000                  98-0380409
    --------------    -------------------------    -------------------
    (State or other    Standard Industrial          (IRS Employer
    jurisdiction of    Classification               Identification
    incorporation or                                  Number)
    organization)

    JACKSON W. BUCH
    200-675 WEST HASTINGS STREET
    VANCOUVER, BRITISH COLUMBIA,
    CANADA                                          V6B 1N2
    --------------------------                       -------
    (Name and address of principal                 (Zip Code)
     executive offices)

    Registrant's telephone number,
    including area code:                           (604)719-8747
                                             Fax:  (604)648-9262
                                                   --------------
    Approximate date of
    commencement of proposed
    sale to the public:                    as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following.
|__|





                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                       PROPOSED      PROPOSED
CLASS OF                            MAXIMUM       MAXIMUM
SECURITIES                          OFFERING      AGGREGATE  AMOUNT OF
TO BE            AMOUNT TO BE       PRICE PER     OFFERING   REGISTRATION
REGISTERED       REGISTERED         SHARE (1)     PRICE (2)  FEE (2)
------------------------------------------------------------------------
Common Stock     1,812,500 shares     $0.50       $906,250   83.38
------------------------------------------------------------------------
(1) Based on the last sales price on November 7, 2002
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                      Agent for Service of Process:
                      Nevada Agency and Trust
                      50 Liberty Street, Suite 880
                      Reno Nevada, USA 89501


          SUBJECT TO COMPLETION, Dated January 8 , 2002

                           PROSPECTUS
                           MANCHESTER INC.
                           1,812,500 SHARES
                           COMMON STOCK
                          ----------------
The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus.
Manchester Inc. will not receive any proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange.
                         ----------------
The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 - 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The Date Of This Prospectus Is: January 8,2002

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

                              Table Of Contents

PAGE
Summary .......................................................5
Risk Factors ..................................................6

Risks Related To Our Financial Condition and Business Model
------------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................6

  -         If we do not complete the required  capital
expenditure
     requirements mandated in our option, we will lose our
     interest in the Mac South Property and our business will
     fail......................................................7

  -  Because we have not commenced business operations, we face a high risk of business failure ..........................7

  -  Because of the speculative nature of exploration of mining properties, there is a substantial risk that no commercially exploitable minerals will be found on either of our
     properties and our business will fail.....................8

  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business.  In such circumstances, our business will fail ...................................8

  -  Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to
     obtain commercial production .............................8

  -  We need to continue as a going concern if our business is to succeed ...............................................9

Risks Related To Our Market And Strategy
- ----------------------------------------
  -  If we do not obtain clear title to the mining properties, our business may fail ....................................9

Risks Related To This Offering
-------------------------------
  -  Because our Directors, own 39.84% of our
     outstanding stock, they will control and make corporate
     decisions that may be disadvantageous to other minority
     stockholders .............................................9

  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................9

  - Because management has only limited experience in mineral exploration, the business has a higher risk of failure ...10

  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........10

  -  If the selling shareholders sell a large number of
     shares all at once or in blocks, the market price of our
     shares would most likely decline .........................10

Use of Proceeds ...............................................11
Determination of Offering Price ...............................11
Dilution ......................................................11
Selling Shareholders ..........................................11
Plan of Distribution ..........................................16
Legal Proceedings .............................................18
Directors, Executive Officers, Promoters and Control Persons ..19 Security Ownership of Certain Beneficial Owners and Management 20
Description of Securities .....................................21
Interest of Named Experts and Counsel .........................22
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ....................................22
Organization Within Last Five Years ...........................22
Description of Business .......................................23
Plan of Operations ............................................33
Description of Property .......................................36
Certain Relationships and Related Transactions ................37
Market for Common Equity and Related Stockholder Matters ......37
Executive Compensation ........................................38
Financial Statements ..........................................39
Changes in and Disagreements with Accountants .................48
Available Information .........................................48



 Item 3:                       Summary

Manchester Inc.

We intend to commence business operations in the mineral property exploration sector. To date, we have not conducted any exploration activities. We have entered into a mineral property option agreement whereby we may acquire an 80% interest in a total of 2 mineral claims comprising 11 claim units located in the Sudbury Mining District, McLennan Township Province of Ontario, Canada. We refer to these mineral claims respectively as the Mac South Property. This option is exercisable by us completing aggregate exploration expenditures of $209,800 on the Mac South Property by October 31, 2003. To date, we have not entered the exploration phase of our business plan. Our corporate activities to date have mainly been of an organizational nature To date, we have not entered the exploration phase of our business plan. including the acquisition of our option and the preparatory work in conjunction with filing this registration statement.

Our objective is to conduct mineral exploration activities on the Mac South Property and the in order to assess whether these claims possess commercially exploitable reserves of copper and/or nickel and platinum group metals. We have not, as yet, identified any commercially exploitable reserves and there can be no assurance that a commercially viable deposit exists on either property until sufficient and appropriate geological work, including economic feasibility has been performed. Our proposed exploration program is designed to search for commercially exploitable deposits.

We were incorporated on August 27, 2002 under the laws of the state of Nevada. Our principal offices are located at 200-675
West Hastings Street, Vancouver, British Columbia, Canada.

The Offering
Securities Being Offered     Up to 1,812,500 shares of common
stock.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Offering Price               The selling shareholders will sell our
                             shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             1,812,500 shares of common stock have been
                             sold, the shares no longer need to be
                             registered to be sold or we decide to
                             terminate the registration of shares.
Securities Issued
And to be Issued             3,012,500shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.

Summary Financial information

From incorporation on August 27, 2002 to fiscal year end November
30, 2002

Balance Sheet data

Cash                         $50,740
Total Assets                 $53,240
Liabilities                  $ 1,200
Total Shareholders Equity    $52,040

Statement of Loss and Deficit
From incorporation on August27, 2002 to fiscal year end November
30, 2002

Revenue   $0
Net loss ($21,410)


  Item 3                        Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     Risks Related To Our Financial Condition And Business Model

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of November 30, 2002, we had cash in the amount of $50,740. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral claims. While we have sufficient funds to conduct the $23,800 phase one recommended exploration program on the Mac South Property, we will require additional financing of $186,000 in order to complete the full-recommended exploration program.

We will also require additional financing if the costs of the exploration of our optioned mineral claims are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, nickel and platinum group metals, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

If we do not complete the required capital expenditure requirements mandated in our option agreements, we will lose our interest in the Mac South Property and our business will fail.

We are obligated to incur exploration expenditures totaling $209,800 in order to exercise the option to acquire an 80% interest in the Mac South Property. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on the Mac South Property, we will require substantial additional capital to fund the continued exploration of our optioned mineral claims and exercise the options described above. If we do not meet the exploration expenditures required by the option agreement, we will forfeit our interest in the Mac South Property and will have no interest in this mineral claim block. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claims, then there is a substantial risk that our business will fail.

Because we have not commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our optioned mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate our business successfully. We were incorporated on August 27, 2002 and to date have been involved primarily in organizational activities and the acquisition of an interest in our optioned mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our optioned mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.


Because of the speculative nature of the exploration of mining properties there is substantial risk that no commercially exploitable minerals will be found on either of our properties and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the Mac South Property contains commercially exploitable reserves of copper, nickel and platinum group metals. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore.

Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business. In such circumstances, our business may fail.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. If we realize any of the above liabilities in the course of our exploration of the Mac South Property, we may become subject to penalties or lawsuit damages that may prevent us from pursuing our business plan, or may jeopardize all of our assets. In such circumstances, our shareholders will lose all of their investment.

Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to obtain commercial production.

The optioned mineral properties do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Mac South Property into commercial production. At this time, we can provide investors with no assurance that we will be able to obtain such financing.

We need to continue as a going concern if our business is to succeed.

The Independent Auditor's Report to Manchester Inc. audited financial statements for the period ended November 30, 2002, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are: we are in a net loss position; we have not obtained profitable operations; and we are dependent upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

                 Risks Related To Our Market And Strategy


If we do not obtain clear title to the mining properties, our business may fail.

While we have obtained geological reports with respect to the optioned mineral properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our optioned mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.


                       Risks Related To This Offering


Because our directors own 39.84 % of our outstanding common stock, they will make and control corporate decisions that may be disadvantageous to other minority shareholders.

Mr. Dana Upton and Mr. Jackson Buch, both directors of our company, own an aggregate of 39.84%of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Buch and Mr. Upton may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Buch is presently required to spend only 20% of his business time on business management services for our company. While Mr. Buch presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Buch from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Buch may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

Because management has only limited experience in mineral exploration, the business has a higher risk of failure.

Our management has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and exploitation of our optioned mineral property.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.


If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,812,500 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represents approximately 60.16% of the common shares outstanding as of the date of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

Item 4: Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Item 5: Determination Of Offering Price

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Item 6: Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Item 7: Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,812,500 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of November 30, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4. the percentage owned by each upon completion of the offering.


                            Total Number
                            Of Shares To    Total Shares
Percentage of
                            Be Offered For  to Be Owned    Sharesvowned
Name Of      Shares Owned   Selling         Upon           Upon
Selling      Prior To This  Shareholders    Completion Of  Completion of
Stockholder  Offering       Account         This Offering  This Offering

Kirsten Coke    125,000      125,000          Nil              Nil
1707-1500
Howe Street
Vancouver BC
Canada

Delores Press   145,000      145,000          Nil              Nil
1430 West
7th Avenue
Vancouver BC
Canada

Sarah Russell   130,000      130,000          Nil              Nil
1420 East
29th Avenue
Vancouver BC
Canada

Shirley Waggett 150,000      150,000          Nil              Nil
1645 Harbour Drive
Coquitlam BC
Canada

Jim Sawinski    100,000      100,000          Nil              Nil
967 Floyd Avenue
Coquitlam BC
Canada

Neil Huff       150,000      150,000          Nil              Nil
1555 Alpine Lane
Coquitlam BC
Canada

Tammy Iny       140,000      140,000          Nil              Nil
2206-777
Cardero Street
Vancouver BC
Canada

Kerrie Iny      110,000      110,000          Nil              Nil
6521 McKay Avenue.
Burnaby BC
Canada

Linda Iny      150,000      150,000           Nil              Nil
3408 28th Avenue
Vancouver BC
Canada

Anna Skokan    150,000      150,000           Nil              Nil
8518 104B Street
Delta BC
Canada

Michael Usher  135,000      135,000          Nil               Nil
3956 West
11th  Avenue
Vancouver BC
Canada

Delores Gough  115,000      115,000          Nil              Nil
80 Lafayette Blvd.
Lethbridge Alberta
Canada

Trevor Wynd     50,000       50,000          Nil              Nil
15170 66A
Avenue
Surrey BC
Canada

Julie Kuipers   50,000       50,000          Nil              Nil
5055 Frost Road
Kelowna  BC
Canada

Karlo Krauzig   50,000       50,000          Nil              Nil
308-5627
 Dunbar Street
Vancouver BC
Canada

Karl Kuipers    50,000       50,000          Nil              Nil
203-595
K.L.O. Road
Kelowna BC
Canada

Jeff Murdoch       500          500            Nil            Nil
659 Moberly Road
Vancouver BC
Canada

Balbier Bains      500          500            Nil            Nil
6716 124A Street
Surrey BC
Canada

Parmjit Badasha    500          500            Nil            Nil
14197 - 75 A Ave
Surrey BC
Canada

Kulwant Mahay      500          500            Nil            Nil
12296-124 Street
Surrey BC
Canada

Gurdev Ball        500          500            Nil            Nil
12475 - 70 Ave
Surrey BC
Canada

Bob Munro          500          500            Nil            Nil
5521 Killarney Street
Vancouver BC
Canada

Bilvinder Nahah    500          500            Nil            Nil
12633 - 68 Ave
Surrey BC
Canada

Shalesh Chand      500          500            Nil            Nil
3568 Coast Meridian
Road, Port Coquitlam
BC, Canada

Bruce Brerton      500          500             Nil           Nil
2263 Pitt River Road
Pitt Meadows BC
Canada

Malkiat Singh Bains 500         500             Nil           Nil
8134-123 Street
Surrey BC
Canada

Ed Duncan           500         500             Nil            Nil
601 - 1450 Pennyfarthing
Drive, Vancouver
Canada

Karnail Singh Civia 500        500             Nil             Nil
3667 Liverpool Street
Port Coquitlam BC
Canada

Harbhjan S Deol     500        500             Nil             Nil
7438-126 A Street
Surrey BC
Canada

Jarnail S Dhaliwal  500        500             Nil             Nil
16948 Green Brook Drive
Surrey BC
Canada

Tyler Tisdale       500        500             Nil             Nil
1904 West 16 Ave.
Vancouver BC
Canada

Baldev S Gill       500        500             Nil             Nil
13380 - 88 A Ave.
Surrey BC
Canada

Jaginder S. Dhinsa  500        500             Nil             Nil
156-83 A Ave - 8332.
Surrey BC
Canada

Jasbir Dhaliwal     500        500             Nil             Nil
15136 - 81 A Ave
 Surrey BC
Canada

Karnal S. Dhinsa    500        500             Nil             Nil
12628-70 A Ave
 Surrey BC
Canada

Balwant Pooni       500        500             Nil             Nil
955 East 58th Avenue
Vancouver BC
Canada

Marco Bobini        500        500             Nil             Nil
3470 7th Ave
Vancouver, BC
Canada

Rashhal Sanghara    500        500             Nil             Nil
8238- 152 A Street
Surrey BC
Canada



Jarnal Sall        500         500             Nil             Nil
2236 Ladysmith Road
Ladysmith BC
Canada

Amrit Basi         500         500             Nil             Nil
11365 Mader Lane
Delta BC
Canada

Raj Nijjer         500         500             Nil             Nil
1932 Valens Street
Port Coquitlam BC
Canada

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,012,500 shares of common stock outstanding on November 30, 2002.

Except as disclosed below, none of the selling shareholders:

    (a) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (b)  has ever been one of our officers or directors.


Item 8: Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

  1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The sales price to the public may be:

   1. The market price prevailing at the time of sale;
   2. A price related to such prevailing market price; or
   3. Such other price as the selling shareholders determine from time to time.

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Manchester Inc. will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
 * contains a toll-free telephone number for inquiries on disciplinary actions;
 *  defines significant  terms in the disclosure document or in  the
 *  conduct of trading penny stocks; and
 *  contains such other information and is in such form (including
 *  language, type, size, and format)  as the Commission shall require
 *  by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply,or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Item 9:  Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 Liberty Street
West, Suite 880, Reno, Nevada.

Item 10: Directors, Executive Officers, Promoters And Control
Persons

Our executive officers and directors and their respective ages as of November 30, 2002 are as follows:

Directors:

Name of Director                   Age
-----------------                 -----
Jackson Buch                      58

Dana Upton                        49

Executive Officers:
Name of Officer                   Age            Office
----------------------            -----           -------

Jackson Buch                      58            President, and a
                                                Director
Dana Upton                        49           Secretary,Treasurer
                                                  And a Director
Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Jackson Buch: Mr. Buch has acted as our president, and a director since our inception on August 27, 2002. Currently, Mr. Buch is only required to spend 20% of his time managing and tending to our affairs.

Mr. Buch has had a lengthy career as a consultant in various business endeavors. From 1992 to present Mr. Buch has been the president and major shareholder in Buch Holdings Inc. a consulting company, having its main focus in the area of pipeline management, fabrication and quality assurance. Some of the major projects Mr. Buch has consulted for are, the Iroquois Gas-Eastchester project, where he performed audit and inspection services of the mill that produced the pipe for the project.
Mr. Buch performed audit and inspection services of Napa Pipe
Corp. of Napa California for Alliance Pipeline Ltd.
Mr. Buch also performed audit and inspection services for Alliance Pipeline Inc. of the liquid epoxy coating on a pipeline spanning from Fort St. John British Columbia, Canada to Chicago, Illinois USA.


Dana Upton: Mr. Upton has acted as our, secretary, treasurer and as a director since our inception on August 27, 2001.Currently, Mr. Upton is only required to spend his time on an as needed basis tending to the affairs of the company.
Mr. Upton attended the University of British Columbia faculty of engineering where he majored in mining engineering.

In the past, Mr. Upton has worked with several different mining companies in their engineering department, including, Faro Mining Corp. in 1973 where he performed mining engineering and mine surveying duties; Burro Creek Minerals, where he was a director of the company from 1989 to 1993 and was responsible for over seeing the company's exploration activities; Construction Aggregates, Inc. where Mr. Upton worked in 1972 and was responsible for lab testing duties; and Placid Oil Company, where Mr. Upton worked in 1971 and worked as part of an exploration team on various Properties.

Currently, Mr. Upton is a partner in Skyward Marking Systems of Richmond British Columbia, Canada and during the last 10 years Mr. Upton was responsible for establishing distributors and OEMs for Marsh Ink Jet Systems. His activities were directed primarily at the management of major accounts including Nabob, B.C. Packers, Abbot Labs, Shell, etc.



Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Item 11: Security Ownership Of Certain Beneficial Owners And
Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of November##, 2002, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial  Percent
Class         of beneficial owner               ownership   of class

              Jackson Buch                       600,000     19.92%
              President,
              And a Director
              978 Fairway Crescent
              Kelowna British Columbia,
              Canada


Common        Dana Upton                         600,000     19.92%
Stock         Secretary, Treasurer
              and a Director
            200-675 West Hastings Street
              Vancouver, British Columbia
              Canada

Common        All Officers and Directors      1,200,000 shares       39.84%
Stock         as a Group that consists of
              two people

The percent of class is based on 3,012,500 shares of common stock issued and outstanding as of November 30, 2002.

Item 12:                  Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of November 30, 2002, there were 3,012,500 shares of our common stock issued and outstanding that were held by 43 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.
Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.



Preferred Stock

To date we have not issued any of the 10,000,000 Preferred shares authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock

Item 13: Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Christopher J. Moran Jr., our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan and Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 14: Disclosure Of Commission Position Of Indemnification For
         Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 15: Organization Within Last Five Years

We were incorporated on August 27, 2002 under the laws of the state of Nevada.

We own an option to acquire a 80% interest in certain mineral claims situated in the Province of Ontario, Canada pursuant to an agreement dated October 4, 2002.

Mr. Jackson Buch, our president, and a director, and Mr. Dana Upton our Secretary and Treasurer and a director have been our sole promoters since our inception. Mr. Buch and Mr. Upton purchased 600,000 shares each of our common stock at a price of $0.001 US per share on September 13, 2002. Mr. Buch and Mr. Upton paid a total purchase price of $600.00 each for these shares.

Item 16: Description Of Business

In General

We intend to commence operations as a exploration stage company. We plan to ultimately engage in the acquisition and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We have entered into a mineral property option agreement whereby we may acquire an 80% interest in a total of two mineral claims, comprising 11 claim units located in the Province of Ontario, Canada. These claims are respectively referred to as the Mac South Property. In the Province of Ontario Mining Act, a mineral claim is defined as "a plot of ground staked out and acquired under the provisions of the Act.."

Our mineral claims interest are described below under the headings "Mac South Property Option Agreement". Our plan of operation is to carry out exploration work on the Mac South Property in order to ascertain whether these claims possess commercially exploitable quantities of copper and/or nickel and Platinum group metals. There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists on the Mac South Property until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.

Economic evaluation to determine economic feasibility will only occur if a defined body of ore is proven on one of our properties. If warranted, we will hire an engineering firm specializing in the economic evaluation process.

The first phase of the exploration program on the Mac South Property will be conducted by one or more qualified geologists and their staff and will be paid according to industry scale. At present, we have not engaged the services of any geologist to perform the recommended exploration programs.


Mac South Property Option Agreement

We have obtained the option to acquire an 80% interest, in two mineral claims comprising of eleven claim units, situated in the Sudbury Mining District, McLennan Township, Province of Ontario, Canada. This property is known as the Mac South Property. The Mac South Property is subject to a 1% net smelter returns royalty, in favor Of Mr. Terry Loney of Garson Ontario, Canada.
A net smelter returns royalty is the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs.

We refer to the two mineral claims described above as the Mac South Property. We acquired our interest in the Mac South Property pursuant to an agreement dated October 4, 2002 between Terry Loney and us. Terry Loney holds the exclusive right to explore and extract minerals from the Mac South Property. We paid cash consideration to Terry Loney for the grant of the option in the amount of $8,000 on October 4, 2002. The option agreement was negotiated as an arm's length transaction. It provides that we will have exercised the option and thereby acquired an undivided 80% interest in the Mac South Property when we have:

  (A) paid Terry Loney $8,000(which we paid upon the execution of the option agreement);

  (B) incurred an aggregate of $209,800 of property exploration expenditures on the Mac South Property within the following periods:

    (1)  $23,800 by October 31, 2003;
    (2)  a further $186,000 by October 31, 2003.

To date, we have incurred $2000. in exploration expenditures on the Mac South Property. In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Terry Loney the cash difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in subsequent periods.

If we fail to make any required payment, or incur any required exploration expenditures, our option will terminate and we will have no further rights to the Mac South Property. Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured an 80% interest in the Mac South Property, we are obligated to maintain in good standing the Mac South Property by:

  (A) completing and filing assessment work or making of payments in lieu thereof; and

  (B) performing all other actions necessary to keep the Mac South Property free and clear of all liens and other charges.

All payments necessary to maintain the Mac South Property in good standing with the Province of Ontario for the next twelve-month period have been made.

Description of the Mac South Property
The Mac South Property comprises two mining claim blocks, comprising of 11 claim units located in the Sudbury Mining
Division, McLennan Township, of Ontario, Canada. Mr. Terry Loney staked the claims in September 2002.

Staking typically involves placing wooden posts at claims boundaries. In Ontario, this is a requirement for obtaining mineral rights with respect to the claims. Re-staking involves the same process, but occurs after the claims have lapsed. This happens when the previous owner has failed to spend a certain amount of funds on exploration of the claims within a certain time period as required by law.

In order to keep the Mac South Property in good standing with the Ontario Ministry of Northern Development and Mines, we must conduct at least $8,800 in exploration work on the claims by October 31, 2004.

When mineral claims are in "good standing", this means that we maintain our right to explore and extract minerals from the claims. If we fail to keep the claims in good standing, then another person make re-stake the claims and acquire the interest in the claims that we previously owned.
Location and Access of the Mac South Property

The Maclennan Township area is located approximately 27 km to the northeast of the center of the City of Sudbury. The claim block that comprises the property can be reached from Regional Road 86 (the Falconbridge Highway or Airport Road) by following the abandoned railway right-of-way that now forms part of the Trans-Canada Trail.

History of the Mac South Property
Occurrences of native gold have been known since the late 1800s in the Wanapitei Lake region (Fairbairn, 1939). Bruce (1932) suggests that after the discovery of silver mineralization to the north in the Gowganda area much of the region was prospected in an attempt to locate additional deposits. Considerable exploration also occurred after the discovery of major copper nickel deposits in Maclennan and Falconbridge Townships.

Much of the exploration in the region has focused on the margin of the Sudbury Igneous Complex and related Contact Sublayer exposures and Offset dikes as targets for copper and nickel mineralization. The results of some of this work will be further discussed under Local Mineral Occurrences in Section 6.2.

The only recorded work over the current property area is airborne geophysical surveys carried out by the Canadian Nickel Company
Ltd. in 1981 (Ontario Geological Survey, 1987a; 1987b). No anomalies of significance were reported.

Undocumented exploration work by Falconbridge Limited and Inco Limited has been carried out over the property area and environs. This work is believed to have consisted of airborne and ground geophysical surveys, geological mapping and sampling. It is estimated that the total apportioned cost of these programs would have exceeded $100,000. The results of this work are not in the public domain.

Geological Report: Mac South Property

We have obtained a geological evaluation report on the Mac South Property. The geological report was prepared by John M. Siriunas of Milton Ontario, Canada. The geological report summarizes the results of the prior exploration of the Mac South Property and the geological formations on the property that were identified as a result of this prior exploration.

In his geological report, Mr. Siriunas recommends proceeding with a two-phase, staged exploration program on the Mac South Property based on his conclusion that prospecting, geophysical surveys and soil and rock sampling are the exploration techniques that have been the most successful in locating copper, nickel and platinum group metals mineralization in the region.

The initial phase of the recommended geological work program is comprised of Geological review and Geophysical surveys of the Mac South Property in order to make a preliminary assessment of mineralization. A budget of $23,800 is estimated to be required to support this initial geological work program. The components of the budget for this initial geological work program are as follows:

PHASE 1

Linecutting             20 km @ $US260/km     $ 5,200
Geophysics
Magnetics, VLF-EM   20 km @ $US150/km         $ 3,000
Geophysical consulting and interpretation     $ 1,550
Prospecting
Field work              30 days @ $US135/day  $ 4,050
Trenching                                     $ 5,800
Analyses                                      $ 2,000
Contingencies                                 $ 2,200
Total Phase 1                                 $23,800

Mr. Siriunas recommended that the second phase of the exploration program consist of Diamond drilling, core logging and assay sampling. This second phase of the geological work program is estimated to require a budget of $186,000. Mr. Siriunas concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.




PHASE 2

Geology
Mob/demob                                       $ 2,500
Mapping, sampling                               $17,500
Field support                                   $ 7,500
Equipment, supplies, consumables                $ 2,500
Geochemical analyses                            $ 3,000
Compilation, reporting, interpretation          $ 5,000
Geochemistry
Sampling                                        $ 8,000
Analyses                                        $13,000
Reporting, interpretation                       $ 5,000
Diamond drilling 1500 m @ $US70/m (all incl.)  $105,000
Contingencies                                   $17,000

Grand Total Phase 1 and Phase 2                $209,800

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

The two-phase program recommended in the report constitutes a reconnaissance exploration program, which is only an initial phase of a full exploration effort. If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program.

Definitions

Grid emplacement involves dividing a portion of the property being explored into small sections. The geologist overseeing the exploration program will record results based on the section from which a sample is taken, or various surveys are performed.

Geological mapping and sampling will consist of a geologist and his assistant gathering chip samples and grab samples from grid areas with the most potential to host economically significant mineralization based on their observation of any surface rocks. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as copper and nickel. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals contain in rock located at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.


Competition

The mineral industry is intensely competitive in all its phases. We will compete with many companies possessing greater financial resources and technical facilities than us for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees.

We must overcome significant barriers to enter into the business of mineral exploration as a result of our limited operating history. There can be no assurance that Manchester Inc. will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Qualifications of John M. Siriunas P.Eng.

  John  M.  Siriunas,  has offices at 25 3rd Side  Road,  Milton,
Ontario, Canada.

1)    Mr. Siriunas holds a Bachelor of Applied Science degree  in
  Geological  Engineering (1976) and a Master of Applied  Science
  Degree in Applied Geology (1979) from the University of Toronto in Toronto, Ontario, Canada.

2) He is registered as a Professional Engineer in the Province of Ontario and possess a Certificate of Authorization for the practice of professional engineering.

3) Mr. Siriunas has practised his profession as an engineer and consultant continuously since 1979.

Compliance with Government Regulation

We will commence business in the Province of Ontario when we commence the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the Company Act prior to conducting business in the Province of Ontario. The anticipated cost of the extra-provincial registration is approximately $500. We have not as yet registered as an extra-provincial company under the Company Act of the Province of Ontario, but will do so sometime prior to commencing our exploration program.

We will be required to conduct all mineral exploration activities in accordance with the Ontario Mining Act. We will be required to obtain work permits from the Ministry of Northern Development and Mines for any exploration work that results in a physical disturbance to the land. We will be required to obtain additional work permits if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consulting geologist to prepare the required submission to the Ministry of Northern Development and Mines. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we may be required to post small bonds and file statements of work with the Ministry of Northern Development and Mines. We will be required by the Environmental Regulations Act to conduct remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken. The costs of complying with environmental regulations will likely be less than $1,000 through phase two on each property. Because these costs are nominal, we have not budgeted for regulatory compliance costs in the proposed exploration programs recommended by the geological reports.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Employees

We have no employees as of the date of this prospectus other than our two Directors. All directors are part time employees, with Mr.
Upton contributing his time on an as needed basis and Mr. Buch spending 20% of his time managing the company.

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.


                       Plan Of Operations

Our current business plan is to conduct exploration sufficient to determine whether there is reason to begin an extensive and costly exploration program. This constitutes phase one of the exploration program recommended by the geological report. We anticipate that phase one of the recommended geological exploration program will cost approximately $23,800 on the Mac South Property.

Specifically, we anticipate spending the following over the next six months:

 * $9,000 on Legal fees,$3,000 on Accounting fees,$2500 on EDGAR filing fees,$2,000 on Transfer Agent fees and $83.38 on registration fees. this includes professional fees payable in connection with the filing of this registration statement;

 * $23,800 on exploration expenses, consisting of $23,800 for the first phase of the exploration program on the Mac South Property, as recommended by Mr. John M. Siriunas, the author of the geological report on the Mac South Property;

Total expenditures over the next 12 months are therefore expected to be approximately $38,383.38.

We are able to proceed with phase one of the exploration program on the Mac South Property without additional financing.
Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through October 31, 2003.

We plan on proceeding with phase one of the exploration program on the Mac South Property, as soon as we can obtain the necessary permits and clearances. We anticipate proceeding with phase two of the exploration program in the spring of 2004. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program. We have sufficient cash on hand in order to complete the first phase work program on the property.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $186,000, which is well beyond our projected cash reserves. Unless we raise and spend $186,000 on the Mac South Property by October 31, 2004, we will lose our interest in the property.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund both phases of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to arrange a short-term loan through our President, although no such arrangement has, as yet, been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our President to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we do not complete the exploration expenditures required under the option agreement for the Mac South Property, then our option in will terminate and we will lose all our rights and interest in the Mac South Property. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Mac South Property. We may also pursue acquiring interests in alternate mineral properties in the future.


We did not earn any revenues during the period ending November
30, 2002.   We are presently in the exploration stage of our
business and we can provide no assurance that we will discover
commercially exploitable levels of mineral deposits   on our
properties, or if such mineral deposits are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $21,410 for the period from inception to November 30, 2002. These operating expenses were comprised primarily of professional fees attributable to our corporate organization, the preparation and filing of this registration statement, administrative services and the acquisition of our options to acquire the Mac South Property.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt Manchester Inc. will be able to continue as a going concern.

Item 18:                 Description Of Properties

Our executive offices are located at 200-675 West Hastings
Street, Vancouver, British Columbia, Canada. Mr. Jackson Buch, our president, provides this office space to us free of charge.

We own an option to acquire an 80% interest in the Mac South Property, as described in detail in this Prospectus under the heading Mac South Property Option Agreement. We do not own or lease any property other than our option to acquire an interest in the Mac South Property.

The Mac South Property comprises two claims and 11 claim units in the Sudbury Mining District of the Province of Ontario, Canada.
Mr. Terry Loney is the registered owner of both the claims. The claims expire on August 24, 2004.

There are no mines or physical equipment or property located on the mineral claims. There is no source of power to the mineral claims.

Item 19:         Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly,shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house address as such person.


Item 20:     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares
As of the date of this registration statement, we had ## registered shareholders.

Rule 144 Shares

A total of 1,200,000 shares of our common stock will be available for resale to the public after September 13, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 30,125 Shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale,and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our directors, officers, and affiliates hold all of the 1,200,000 shares that may be sold pursuant to Rule 144 after September 13, 2003.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Item 21:                           Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended July
31, 2002.

                         Annual Compensation

                                      Other     Restricted
Options
                                      Annual    Stock      * SARs
Oth
Name     Title   Year   Mgmt.  Bonus   Comp.    Awarded       #) ($) Comp.
Jackson Pres.,   2002   $0        0      0         0          0     0
Buch    Dir.

Dana   Sec.
upton  Tre.     2002   $1000      0       0         0          0    0
Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year which ends November 30, 2002.

Consulting and or Management Agreements

We do not have an employment contract or consulting agreement with Mr. Buch and do not pay Mr. Buch any amount for acting as our President and Chief Executive Officer.

We do not have any employment or consulting agreement with Mr.
Upton and have paid Mr. Upton the amount of $1000 in management fees for acting as our Secretary and Treasurer.

Item 22:                      Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited Financial Statements for the period ending November,2002 including:

  a. Balance Sheet

  b. Statement of Loss and Deficit

  c. Statement of Cash Flows

  d. Statement of Stockholders' Equity

  e. Notes to Financial Statements



















                         MANCHESTER INC.
                 (An Exploration Stage Company)


FINANCIAL STATEMENTS


                        NOVEMBER 30, 2002
                    (Stated in U.S. Dollars)


                        AUDITORS' REPORT




To the Shareholders of
Manchester Inc.
(An Exploration Stage Company)


We have audited the balance sheet of Manchester Inc. (an exploration stage company) as at November 30, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from August 27, 2002 (date of inception) to November 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2002 and the results of its operations and cash flows for the period from August 27, 2002 (date of inception) to November 30, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 1(c) to the financial statements, the Company incurred a net loss of $21,410 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,   B.C.                           "Morgan   &   Company"
December 6, 2002                            Chartered Accountants


                         MANCHESTER INC.
                 (An Exploration Stage Company)

BALANCE SHEET

                        NOVEMBER 30, 2002
                    (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                    $ 50,740
Prepaid expenses                                           2,500
                                                          53,240

Mineral Property Interest (Note 3)                        -

                                                        $ 53,240

LIABILITIES

Current
Accounts payable and accrued liabilities                $  1,200

STOCKHOLDERS' EQUITY

Capital Stock
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
3,012,500 common shares                                    3,012

Additional paid-in capital                                70,438

Deficit Accumulated During The Exploration Stage         (21,410)
                                                          52,040

                                                        $ 53,240



                         MANCHESTER INC.
                 (An Exploration Stage Company)

STATEMENT OF LOSS AND DEFICIT

 PERIOD FROM DATE OF INCEPTION, AUGUST 27, 2002, TO NOVEMBER 30,2002
                    (Stated in U.S. Dollars)




Expenses
Consulting fees                                       $ 7,000
Office and sundry                                         210
Professional fees                                       4,200
Mineral property exploration expenditures               2,000
Mineral property option payments                        8,000

Net Loss For The Period                                21,410

Deficit Accumulated During The Exploration Stage,         -
Beginning Of Period

Deficit  Accumulated  During The  Exploration  Stage, $ 21,410
End Of Period


Basic And Diluted Loss Per Share                      $ (0.01)


Weighted Average Number Of Shares Outstanding           2,036,198

                         MANCHESTER INC.
                 (An Exploration Stage Company)

STATEMENT OF CASH FLOWS

 PERIOD FROM DATE OF INCEPTION, AUGUST 27, 2002, TO NOVEMBER 30,
                              2002
                    (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Net loss for the period                                 $ (21,410)

Adjustments To Reconcile Net Loss To Net Cash Used By
Operating Activities
Prepaid expenses                                           (2,500)
Accounts payable and accrued liabilities                    1,200
                                                          (22,710)

Cash Flows From Financing Activity
Share capital issued                                       73,450

Increase In Cash                                           50,740

Cash, Beginning Of Period                                    -

Cash, End Of Period                                     $  50,740

                         MANCHESTER INC.
                 (An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

NOVEMBER 30, 2002
                    (Stated in U.S. Dollars)



                       COMMON STOCK
                                      ADDITIONAL
                     SHARES   AMOUNT  PAID-IN    DEFICIT   TOTAL
                                      CAPITAL

Opening balance,
August 27,           -        $-      $ -      $ -      $ -
 2002

September 2002 -
Shares issued for    1,200,000  1,200    -        -        1,200
cash at $0.001

October 2002 - Shares
issued for cash at   1,600,000  1,600    14,400   -        16,000
$0.01

October 2002 -
Shares issued for     200,000   200      49,800   -        50,000
cash at $0.25

November 2002 -
Shares issued for     12,500    12       6,238    -        6,250
cash at $0.50

Net loss for the        -         -        -     (21,410)   (21,410)
period

Balance, November    3,012,500 $3,012  $ 70,438 $ (21,410)  $ 52,040
30, 2002

                         MANCHESTER INC.
                 (An Exploration Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2002
                    (Stated in U.S. Dollars)



1.   NATURE OF OPERATIONS

  a)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on August 27, 2002. The Company's intended year end is November 30, 2002.

  b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $21,410 for the period from August 27, 2002 (inception) to November 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

                         MANCHESTER INC.
                 (An Exploration Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2002
                    (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS
     109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not realized, a valuation allowance is recognized.

  d)Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2002, the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.



                         MANCHESTER INC.
                 (An Exploration Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2002
                    (Stated in U.S. Dollars)



3.MINERAL PROPERTY INTEREST

  The  Company  has  entered  into  an  option  agreement,  dated
  October 4, 2002, to acquire an 80% interest in a total of two mineral claims located in the Sudbury Mining District in Ontario, Canada.

  In order to earn its interests, the Company made a cash payment totalling $8,000 on signing and must incur exploration expenditures totalling $209,800 as follows:

  Exploration expenditures:

  -    $23,800 by October 31, 2003;
-    A further $186,000 by October 31, 2004.

  The properties are subject to a 1% net smelter return royalty.


4.    CONTINGENCY

  Mineral Property

  The  Company's  mineral property interests have  been  acquired
  pursuant  to  option  agreements.   In  order  to  retain   its
  interest, the Company must satisfy the terms of the option agreements described in Note 3.


5.RELATED PARTY TRANSACTION

  During   the  period  ended  November  30,  2002,  the  Company
  incurred $1,000 for consulting services provided by a director of the Company.





  Item 23:    Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                         Available Information

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it.

We are filing this registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               PART II
              INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24: Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  (1)  a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director
has a          material conflict of interest;

  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

  (3) a transaction from which the director derived an improper personal profit; and

  (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1)  such indemnification is expressly required to be made by law;
  (2)  the proceeding was authorized by our Board of Directors;
  (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
  (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25: Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $83.38
Federal Taxes
State Taxes and Fees                                        $NIL
Transfer Agent Fees                                         $2,000.00
Accounting fees and expenses                                $3,000.00
Legal fees and expenses                                     $9,000.00
Edgar Filing Fees                                           $2,500.00
                                                            ----------
Total                                                      $16,583.38

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26: Recent Sales Of Unregistered Securities

We issued 1,200,000 shares of common stock on September 13, 2002 to Mr. Jackson Buch our president and Mr. Dana Upton our Secretary Treasurer. Mr. Buch and Mr. Upton acquired 600,000 shares each at a price of $0.001 per share for total proceeds to us of $1,200. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.

We initiated an offering of 1,600,000 shares of our common stock at a price of $0.01 of which 1,600,000 shares were subscribed for to a total of 12 purchasers. The total amount received from this offering was $16,000.00. All shares subscribed for were sold pursuant to Regulation S of the Securities Act of 1933. Appropriate legends will affixed when shares are issued to each purchaser in accordance with Regulation S.

We initiated an offering of 200,000 shares of our common stock at a price of $0.25 per share to a total of 4 purchasers. The total amount received from this offering was $50,000. All shares subscribed for were sold pursuant to Regulation S of the Securities Act of 1933. Appropriate legends will be affixed when shares are issued to each purchaser in accordance with Regulation S.

We initiated an offering of 50,000 shares of our common stock at a price of $0.50 per share, of which 12,500 shares were subscribed for to a total of 25 purchasers. The total amount received from this offering was
$6,250. All shares subscribed for were sold pursuant with Regulation S of the securities Act of 1933.Appropriate legends will be affixed in accordance with Regulation S.


With respect to each of these 4 offerings, each purchaser represented to us that he or she was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates when issued to each purchaser in accordance with Regulation S.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item 27:          Exhibits
Exhibit
Number            Description

  3.1             Articles of Incorporation
  3.2             Bylaws
  5.1 Legal opinion of Christopher J. Moran Jr., Attorney at Law, with consent to use
 10.1             Option Agreement dated October 4, 2002
 23.1             Consent of John M. Siriunas P.Eng.
 23.2             Consent of Morgan & Company, Chartered Accountants
 99.1             Disclosure Statement $0.25
 99.2             Disclosure Statement $0.50












Exhibit 3.1
Articles of incorporation







                    ARTICLES OF INCORPORATION  OF
                            MANCHESTER INC..



 **************************************************************


     The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of
               Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

          ARTICLE ONE.  (NAME)

     The name of the corporation is MANCHESTER INC..

          ARTICLE TWO.  (RESIDENT AGENT)     The initial agent
for service of process is                  THE NEVADA AGENCY and
TRUST COMPANY, 50 WEST LIBERTY STREET, SUITE 880, RENO NV 89501

          ARTICLE THREE.  (PURPOSES)      The purposes for which
the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

               I.   (OMNIBUS).     To have to exercise all the
                    powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

               II.  (CARRYING ON BUSINESS OUTSIDE STATE).      To
                    conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

               III. (PURPOSES TO BE CONSTRUED AS POWERS).
                    The purposes specified herein shall be
                    construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

          ARTICLE FOUR.   (CAPITAL STOCK)    The corporation
     shall have authority to issue an aggregate of ONE HUNDRED TEN MILLION(110,000,000) shares of stock, par value ONE MILL ($0.001) per share divided into two (2) classes of stock as follows for a total capitalization of ONE HUNDRED TEN THOUSAND ($110,000).

          (A)  NON-ASSESSABLE COMMON STOCK: ONE HUNDRED MILLION
            (100,000,000) shares of Common stock, Par Value ONE MILL ($0.001) per share, and

          (B) PREFERRED STOCK: TEN MILLION (10,000,000) shares of Preferred stock, Par Value ONE MILL ($0. 001) per share.

     All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

          ARTICLE FIVE.  (DIRECTORS).   The affairs of the
corporation shall be governed by a Board of Directors of not more than fifteen (15) nor less than one (1) person. The name and address of the first Board of Directors is:

          NAME                                   ADDRESS
     Jackson Buch


     Dana Upton


                                 ARTICLE SIX. (ASSESSMENT OF
STOCK). The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

               ARTICLE SEVEN.  (INCORPORATOR).    The name and
address of the incorporator of the corporation is as follows:

          NAME                     ADDRESS
Kennedy Kerster
704-6th Street, Suite 6
New Westminster BC
Canada V3L 3C5

               ARTICLE EIGHT. (PERIOD OF EXISTENCE). The period of existence of the Corporation shall be perpetual.

               ARTICLE NINE. (BY-LAWS) Its Board of Directors shall adopt the initial By-laws of the corporation. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

               ARTICLE TEN. (STOCKHOLDERS' MEETINGS). Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. The President or any other executive officer of the corporation, the Board of Directors, or any member may call special meetings of the stockholders thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

               ARTICLE ELEVEN. (CONTRACTS OF CORPORATION) No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may e counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

               ARTICLE TWELVE.  (LIABILITY OF DIRECTORS AND
OFFICERS)    No director or officer shall have any personal
liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or
(ii) the payment of dividends in violation of the Nevada Revised
Statutes.

               IN WITNESS WHEREOF. The undersigned incorporator has hereunto affixed his/her signature at New Westminster, British Columbia, Canada




/S/ Kennedy Kerster


Exhibit 3.2
By Laws of Manchester Inc.


        BYLAWS  OF  MANCHESTER INC.


CONTENTS OF INITIAL BYLAWS

ARTICLE                                          PAGE

1.00 CORPORATE CHARTER AND BYLAWS
1.01Corporate Charter Provisions                    1
1.02Registered Agent or Office Requirement
of Filing Changes with Secretary of State           1
1.03Initial Business Office                         1
1.04Amendment of Bylaws                             1

2.00 DIRECTORS AND DIRECTORS  MEETINGS
2.01 Action Without Meeting                         1
2.02 Telephone Meetings                             1
2.03Place of Meetings                               2
2.04Regular Meetings                                2
2.05Call of Special Meeting                         2
2.06Quorum                                          2
2.07Adjournment Notice of Adjourned Meetings        2
2.08Conduct of Meetings                             3
2.09Powers of the Board of Directors                3
2.10Board Committees Authority to Appoint           3
2.11Transactions with Interested Directors          3
2.12Number of Directors                             3
2.13Term of Office                                  3
2.14Removal of Directors                            4
2.15Vacancies                                       4
2.15(a)Declaration of Vacancy                       4
2.15(b)                                             4
2.15(c)Filling Vacancies by Shareholders            4
2.16Compensation                                    4
2.17Indemnification of Directors and Officers       4
2.18Insuring Directors, Officers, and Employees     5

3.00 SHAREHOLDERS`  MEETINGS
3.01Action Without Meeting                          5
3.02Telephone Meetings                              5
3.03Place of Meetings                               5
3.04Notice of Meeting                               5
3.04Voting List                                     5
3.05Votes per Share                                 6
3.07Cumulative Voting                               6
3.08Proxies                                         6
3.09Quorum                                          6
3.09(a)Quorum of Shareholders                       6
3.09(b)Adjourn for Lack or Loss of Quorum           6
3.10Voting by Voice or Ballot                       6

Article                                           Page

3.11Conduct of Meetings                             6
3.12Annual Meetings                                 7
3.13Failure to Hold Annual Meeting                  7
3.14Special Meetings                                7

4.00 OFFICERS
4.01Title and Appointment                           7
4.01(a)Chairman                                     7
4.01(b)President                                    7
4.01(c)Vice President
4.01(d)Secretary                                    8
4.01(e)Treasurer                                    8
4.01(f)Assistant Secretary or
           Assistant Treasurer                      8
4.02Removal and Resignation                         8
4.03Vacancies                                       9
4.04Compensation                                    9

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
5.01No Authority Absent Specific Authorization      9
5.02Execution of Certain Instruments                9

6.00 ISSUANCE AND TRANSFER OF SHARES
6.01Classes and Series of Shares                    9
6.02Certificates for Fully Paid Shares              9
6.03Consideration for Shares                       10
6.04Replacement of Certificates                    10
6.05Signing Certificates Facsimile Signatures      10
6.06Transfer Agents and Registrars                 10
6.07 Conditions of Transfer                        10
6.08 Reasonable Doubts as to Right to Transfer     10

7.00 CORPORATE RECORDS AND ADMINISTRATION
7.01 Minutes of Corporate Meetings                 11
7.02 Share Register                                11
7.03 Corporate Seal                                11
7.04 Books of Account                              11
7.05 Inspection of Corporate Records               11
7.06 Fiscal Year                                   11
7.07 Waiver of Notice                              12

8.00 ADOPTION OF INITIAL BYLAWS                    12

ARTICLE ONE CORPORATE CHARTER AND BYLAWS

1.01 CORPORATE CHARTER PROVISIONS
The Corporations Charter authorizes one hundred ten million (110,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02  REGISTERED AGENT AND OFFICE REQUIREMENT OF  FILING  CHANGES
WITH SECRETARY OF STATE

The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: The Nevada Agency and Trust Company
The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and Ill informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
The address of the initial principal business office of the Corporation is hereby established as: 704-6TH street, Suite 6 New Westminster British Columbia Canada . The Corporation may have additional business offices within the State of Nevada and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders' meeting following their adoption.

ARTICLE TWO DIRECTORS AND DIRECTORS' MEETINGS

2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.


2.02 TELEPHONE MEETINGS
Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual Shareholders' meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
The presence throughout any Directors' meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07 ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors' meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.
2.09 POWERS OF THE BOARD OF DIRECTORS
The business and affairs of the Corporation and all corporate power shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders' agreement, and these Bylaws.

2.10 BOARD COMMITTEES AUTHORITY TO APPOINT
The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the powers at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors' participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
The number of Directors of this Corporation shall be no more than fifteen (15) or less than one (1). No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure, which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE
Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14 REMOVAL OF DIRECTORS
The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders' meeting at which any Director is to be elected.

2.15(a)   DECLARATION OF VACANCY
A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

2.15(b)   FILLING VACANCIES BY DIRECTORS
Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.

2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16 COMPENSATION
Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the poIr to indemnify that person against liability for any of those acts.

ARTICLE THREE SHAREHOLDERS' MEETINGS

3.01 ACTION WITHOUT MEETING
Any action that may be taken at a meeting of the Shareholders under any provision of the Nevada Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS

Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03 PLACE OF MEETINGS
Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

3.04 NOTICE OF MEETINGS
The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
At least ten (10), but not more than sixty (60), days before each Shareholders' meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
Cumulative voting is expressly forbidden

3.08 PROXIES
A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

3.09 QUORUM
3.09(a)   QUORUM OF SHAREHOLDERS
As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

3.09(b)   ADJOURNMENT FOR LACK OR LOSS OF QUORUM
No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum; other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
Elections  for  Directors  need  not  be  by  ballot   unless   a
Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
If, within any 13-month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
A special Shareholders' meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

ARTICLE FOUR OFFICERS

4.01 TITLE AND APPOINTMENT
The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. One person may hold any two or more offices, including President and Secretary. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

4.01(a)   CHAIRMAN OF THE BOARD
The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

4.01(b)   PRESIDENT
Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

4.01(c)   VICE PRESIDENT
Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

4.01(d)   SECRETARY
The Secretary shall:
A. See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.
B. Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
C. Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
D. Be custodian of the Corporation's records and of any seal, which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
E. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(e)   TREASURER
The Treasurer shall:
F. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
G.   Receive, and give receipt for, monies due and payable to the
Corporation.
H. Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
I. If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the
     Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
J. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(f)   ASSISTANT SECRETARY AND ASSISTANT TREASURER
The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

ARTICLE FIVE - AUTHORITY TO EXECUTE INSTRUMENTS

5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it peculiarly liable for any purpose or in any amount.

5.02 EXECUTION OF CERTAIN INSTRUMENTS
Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

ARTICLE SIX - ISSUANCE AND TRANSFER OF SHARES

6.01 CLASSES AND SERIES OF SHARES
The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.


6.02 CERTIFICATES FOR FULLY PAID SHARES
Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she Ire such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07 CONDITIONS OF TRANSFER
The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.


6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate there for, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.







ARTICLE SEVEN - CORPORATE RECORDS AND ADMINISTRATION

7.01 MINUTES OF CORPORATE MEETINGS
The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

7.02 SHARE REGISTER
The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.


7.04 BOOKS OF ACCOUNT
The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code
Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

7.05 INSPECTION OF CORPORATE RECORDS
A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.





7.06 FISCAL YEAR
The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

7.07 WAIVER OF NOTICE
Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

ARTICLE EIGHT - ADOPTION OF INITIAL BYLAWS
The Board of Directors adopted the foregoing bylaws on August 20, 2002

/s/: Kennedy Kerster
Director, President



Attested to, and certified by:  /S/: Kennedy Kerster, Secretary



                                  EXHIBIT 5.1

                          OPINION AS TO LEGALITY

                         CHRISTOPHER J. MORAN, JR.

                                Attorney at Law
                          4625 Clary Lakes Drive
                          Roswell, Georgia 30075


  Telephone                                  Telecopier
  (770) 518-9542                         (770) 518-9640


   January 3, 2003
United States Securities and Exchange Commission
Washington, D.C. 20549

Re: Manchester Inc. - Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for Manchester Inc., a Nevada corporation (the "Company"), in connection with the review of the due incorporation of the Company. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

I have not prepared or reviewed the registration statement or the prospectus and I do not opine on these documents.

Based on the foregoing, I am of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised
Statutes). This opinion opines upon Nevada law, including the statutory provisions, all applicable provisions of the Nevada
Constitution and reported judicial decisions interpreting those laws.

I consent to the filing of this opinion as an exhibit to the registration statement and consent to the references to my firm in the registration statement.

   Very truly yours;



                                 /s/ Christopher J. Moran Jr.
                                 Christopher J. Moran, Jr.





Exhibit 10.1
Option Agreement


                             OPTION AGREEMENT


THIS AGREEMENT is dated for reference the 4th day of October, 2002.


BETWEEN:

               TERRY LONEY An Ontario resident with an address at 326 Penman Avenue
               Garson, Ontario  P3L 1S5


               (the "Optionor")
                                                          OF THE FIRST PART

AND:
               MANCHESTER INC.
               a Nevada corporation with its registered address at Suite 880, 50 West Liberty Drive
               Reno, Nevada  89501

               ("Manchester")
                                                             OF SECOND PART


WHEREAS:

A. The Optionor is the owner of an undivided 100% right, title and interest in and to mineral claims described in this Agreement;

B. Manchester wishes to acquire the option to acquire a 80% interest in the Optionor's property on the terms and subject to the conditions contained in this Agreement;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   DEFINITIONS

1.1 In this Agreement, the following terms will have the meaning set forth below:

     (A) "Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the
          Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

     (B)  "Property" means and includes:

          (i) the mining claims in the Sudbury Mining District, Ontario, Canada listed in Schedule A to this Agreement; and

    (ii) all rights and appurtenances pertaining to the mining claims listed in Schedule A, including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which the Optionor is entitled;

     (C) "Property Expenditures" means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

     (i) the cost of entering upon, surveying, prospecting and drilling on the Property;

    (ii) the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

   (iii) all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

   (iv) all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

          (v) the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

  (vi) the cost of construction and maintenance of camps required for Exploration and Development;

 (vii) the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

 (viii) all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

 (ix) all costs of consulting and other engineering services including report preparation;

 (x) the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

(xi) all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

2.   OPTION

2.1 The Optionor hereby grants to Manchester the exclusive right and option to acquire an undivided 80% right, title and interest in and to the
     Property (the "Option") for total consideration consisting of a 1% Net Smelter Return attached as schedule "C" hereto, cash payments to the Optionor totalling $8,000 US and the incurrence of Property Expenditures totalling $209,800 US to be made as follows:

     (A) upon execution of this Agreement, the payment to the Optionor of the sum of $8,000 US;

     (B) by October 31, 2003, the incurrence of Property Expenditures in the amount of $23,800 US;

     (C)       by October 31, 2004, the incurrence of Property Expenditures in
       the  further      amount of $186,000 US for total aggregate Property
       Expenditures of $209,800 by October 31, 2004, provided that any Property Expenditures incurred prior to October 31, 2003 which are in excess of $23,800 will be applied to the further required amount of $186,000.

Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, Manchester shall have acquired an undivided 80% right, title and interest in and to the Property.

This Agreement is an option only and the doing of any act or the making of any payment by Manchester shall not obligate Manchester to do any further acts or make any further payments.

3.   TRANSFER OF TITLE

3.1 Upon execution of this Agreement, Manchester shall be entitled to record this Agreement against title to the Property.

3.2 Upon making the cash payments and Property Expenditures as specified in Paragraph 2.1, the Optionor shall deliver to Manchester a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of Manchester's lawyers, for the transfer of an undivided 80% interest in the Property to Manchester.

4.   JOINT VENTURE

4.1 Upon Manchester acquiring an interest in the Property pursuant to paragraph 2.1, the Optionor and Manchester agree to join and participate in a single purpose joint venture ( the "Joint Venture") for the purpose of further exploring and developing and, if economically and politically feasible, constructing and operating a mine on the Property. The Joint Venture shall be governed by an agreement which shall be in the form of joint venture agreement attached as Schedule B hereto.

5.
     RIGHT OF ENTRY

5.1 During the currency of this Agreement, Manchester, its servants, agents and workmen and any persons duly authorised by Manchester, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Manchester in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by Section 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

6.   COVENANTS OF MANCHESTER

6.1  Manchester covenants and agrees that:

     (A) during the term of this Agreement, Manchester shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Optionor indemnified in respect thereof;

  B) Manchester shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

C) during the term of the option herein, Manchester shall pay or cause to be paid any rates, taxes, duties, royalties, workers' compensation or other assessments or fees levied with respect to its operations thereon and in particular Manchester shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

(D) Manchester shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the
          Optionor;

(E) Manchester shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to Manchester, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Manchester shall not be liable for, any injury incurred while on the Property, howsoever caused;

(F) Manchester shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Manchester in connection with its operations on the Property;

(G) Manchester shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Manchester on the Property, including any liability of an environmental nature.

7.   REPRESENTATIONS AND WARRANTIES

7.1  The Optionor hereby represents and warrants that:

     (A) the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

     (B) it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

(C) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (D) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

7.2  Manchester hereby represents and warrants that:

     (A) it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

     (B) the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

8.   ASSIGNMENT

8.1 With the consent of the other party, which consent shall not be unreasonably withheld, Manchester and the Optionor has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

9.   CONFIDENTIALITY OF INFORMATION

9.1 Each of Manchester and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

10.  TERMINATION

10.1 Until such time as Manchester has acquired an undivided 80% interest in the Property pursuant to Section 2, this Agreement shall terminate upon any of the following events:

     (A) upon the failure of Manchester to make a payment or incur Property Expenditures required by and within the time limits prescribed by Paragraph
          2.1;

     (B) in the event that Manchester, not being at the time in default under any provision of this Agreement, gives 30 day's written notice to the Optionor of the termination of this Agreement;

     (C) in the event that Manchester shall fail to comply with any of its obligations hereunder, other than the obligations contained in Paragraph 2.1, and subject to Paragraph 11.1, and within 30 days of receipt by Manchester of written notice from the Optionor of such default, Manchester has not:

(i) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

          (ii) given the Optionor notice that it denies that such default has occurred.

(D)  delivery of notice of termination by Manchester pursuant to Paragraph
          2.1 in the event the Geological Report is not acceptable;

(E) the inability of Manchester to complete the private placement referred to in Paragraph 2.1(c).

In the event that Manchester gives notice that it denies that a default has occurred, Manchester shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

10.2 Upon termination of this Agreement under Paragraph 10.1, Manchester shall:

     (A) transfer any interest in title to the Property, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

   (B) turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Manchester or, to the extent within Manchester's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

 (C) ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

10.3 Upon   the  termination  of  this  Agreement  under  Paragraph   10.1,
     Manchester shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Paragraph 10.2.

10.4 Upon termination of this Agreement, Manchester shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

11.  FORCE  MAJEURE

11.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

12.  REGULATORY APPROVAL

12.1 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the parties shall use their best efforts to obtain such regulatory approvals.

13.  NOTICES

13.1 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

     In the case of the Optionor:       Terry Loney
                                   326 Penman Avenue
                                   Garson, Ontario
                                   Canada  P3L 1S5

                                   Telecopier: (705) 693-7705

     In the case of Manchester :        Manchester Inc.
                                   #200-675 West Hastings Street
                                   Vancouver, BC
                                   Canada  V6B 1N2

Telecopier: (604) 681-7622


and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof PROVIDED HOWEVER that during the period of any postal interruption in Canada any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purposes of this Paragraph 13.1.

14.  GENERAL TERMS AND CONDITIONS

14.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

14.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

14.3 Time shall be of the essence of this Agreement.

14.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

14.5 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

14.6 Wherever   possible,  each  provision  of  this  Agreement  shall   be
     interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.7 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

14.8 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.


           [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

14.9 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein.

14.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


TERRY LONEY

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory



MANCHESTER INC.
by its authorised signatory:

______________________________
Signature of Authorised Signatory

______________________________
Name of Authorised Signatory

______________________________
Position of Authorised Signatory




                               SCHEDULE "A"






PROPERTY DESCRIPTION

                G.P.S. CO-ORDINATES:  5166000N and 522000E
                          SUDBURY MINING DISTRICT
                                  ONTARIO
                                  CANADA

List of Claims




     CLAIM NUMBERS            TOWNSHIP/AREA          CURRENT EXPIRY DATE

    3004260 - 9 UNITS           MACLENNAN          AUGUST 24, 2004
    3004261 - 2 UNITS           MACLENNAN          AUGUST 24, 2004





















                         SCHEDULE "B"


                    JOINT VENTURE AGREEMENT







































                               SCHEDULE "C"



                            NET SMELTER RETURNS



For the purposes of this agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to Manchester from the sale by Manchester of minerals mined and removed from the Property, after deduction of the following:

     (a) smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser;
       provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by Manchester, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

     (b) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

     (c) ad valorem taxes and taxes based upon production, but not income taxes.

In the event Manchester commingles minerals from the Property with minerals from other properties, Manchester shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.


Exhibit 23.1
Consent of Morgan and Company Chartered Accountants
















INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Manchester Inc. on Form SB-2 of our Auditors' Report, dated December 6, 2002, on the balance sheet of Manchester Inc. as at November 30, 2002, and the related statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception on August 27, 2002 to November 30, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver, Canada                               "Morgan & Company"

December 19, 2002                           Chartered Accountants














Exhibit 23.2
Consent of John M. Siriunas P. Eng.


                         John M. Siriunas, P.Eng.

               25 3rd Side Road, Milton, ON, Canada L9T 2W5
            Tel: 416-570-9271 E-mail: sirius@gotta-be-mined.com

6 November, 2002

Manchester Inc.,
675 West Hastings Street,
Suite 200,
Vancouver, BC
V6B 1N2

Dear Sir:

This letter will constitute my permission for Manchester Inc. to use my report of September 30, 2002, entitled "Report on the Mac South Property, Maclennan Township, District of Sudbury, Ontario'" and prepared for Terry Loney, for any purposes normal to the business of Manchester Inc.

Yours truly,

John M. Siriunas, P.Eng.










Exhibit 99.2
Disclosure Statement $.025



                        DISCLOSURE STATEMENT

                           MANCHESTER INC.

                        A NEVADA CORPORATION


DATE OF DISCLOSURE STATEMENT:                October 8 , 2002

TYPE OF SECURITIES OFFERED:        Shares of Common  Stock
                                   of the Company (the "Common
                                   Stock")

NUMBER OF SECURITIES OFFERED:      Up   to   400,000
                                   Shares  of Common Stock  (the
                                   "Shares")

PRICE:
                                   $0.25 per Share



                 Offering       Commissions      Proceeds to
                 Price                           Company

Per Share        $0.25             NIL           $0.25

Total            $100,000          NIL           $100,000



The securities offered are offered on a best efforts basis. Sales of Common Stock will commence on the date of this Disclosure Statement and will terminate on October 31, 2002 unless the period of the Offering is extended by the Company's Board of Directors. There is no minimum number of Shares to be sold.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR
OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

INVESTMENT IN THE COMMON STOCK OFFERED BY THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD RETAIN THEIR OWN PROFESSIONAL ADVISORS TO REVIEW AND EVALUATE THE FINANCIAL, ECONOMIC, TAX AND OTHER CONSEQUENCES OF THIS INVESTMENT. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE MERITS OF THIS OFFERING OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR TO THE TERMS OF THE OFFERING. THE UNITED STATES SECURITIES COMMISSION HAS NOT PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS DISCLOSURE STATEMENT. THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. NO SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY IN CANADA HAS PASSED ON THE MERITS OF THE SECURITIES
OFFERED NOR HAS IT REVIEWED THIS DISCLOSURE STATEMENT AND ANY REFERENCE TO THE CONTRARY IS AN OFFENCE.

THE SECURITIES WILL BE DISTRIBUTED IN CANADA PURSUANT TO EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (BRITISH COLUMBIA), SECURITIES ACT (ALBERTA),THE SECURITIES ACT (ONTARIO) AND THE SECURITIES ACT (QUEBEC). THE COMPANY IS NOT AND MAY NEVER BE A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC. THE COMMON SHARES OF THE COMPANY MAY NOT BE RESOLD IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERT, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC, EXCEPT UNDER A PROSPECTUS OR STATUTORY EXEMPTION AVAILABLE ONLY IN SPECIFIC AND LIMITED CIRCUMSTANCES UNLESS AND UNTIL THE ISSUER BECOMES A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC, AS APPLICABLE, AND SUCH COMMON SHARES ARE HELD THEREAFTER FOR THE APPLICABLE HOLD PERIOD. AS THERE IS NO MARKET FOR THESE SECURITIES, IT MAY BE DIFFICULT OR EVEN IMPOSSIBLE FOR THE PURCHASER TO SELL THEM IN CANADA.


     INVESTOR REVIEW AND FINANCIAL RISK

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS ARE ADVISED TO CONSULT WITH THEIR LEGAL COUNSEL AND A TAX ADVISOR WITH RESPECT TO ANY INVESTMENT IN THIS OFFERING. NOTE FURTHER, THAT THE PRICE OF THE COMMON STOCK WAS ARTIFICIALLY DETERMINED BY THE COMPANY AND BEARS NO RELATIONSHIP TO THE ASSETS, NET WORTH, BOOK VALUE OR POTENTIAL BUSINESS OPERATIONS OF THE COMPANY. UPON CLOSING OF THIS OFFERING, THERE WILL BE NO PUBLIC MARKET FOR THE COMMON SHARES DESCRIBED HEREIN. CONSEQUENTLY, INVESTORS WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT INDEFINITELY.


    CONFIDENTIALITY AND LIMITATIONS OF THIS DISCLOSURE STATEMENT

This document contains information that is proprietary to the Company. It discusses trade and business secrets of the Company and is intended for use only by the party to whom it is transmitted by employees or agents of the Company, and only for the purpose of permitting such persons to decide whether to purchase the Common Stock described herein. This document may not be reproduced in whole or in part or used for any other purpose; nor may any of its contents be disclosed without the prior written consent of the Company, and the recipient agrees to return it to the Company immediately upon request. Acceptance of this document constitutes agreement to the above conditions.

The information contained in this document may at times represent the Company's best estimates of its future financial and business performance, based upon assumptions believed to be reasonable. No representation or warranty is made, however, as to the accuracy or completeness of such assumptions, and nothing contained herein should be relied upon as a promise or representation as to any future performance or events. In addition, investors should take note that the information contained herein is only offered to be accurate as of the date of this Disclosure Statement. Neither the delivery of this Disclosure Statement, nor any sale made hereunder, shall, under any circumstances, create the implication that there has been no change in the affairs of the Company, or that the information contained herein is correct as of any date other than the date of its creation referenced above. See "RISK FACTORS."

THIS DISCLOSURE STATEMENT MUST BE TREATED AS CONFIDENTIAL BY THE PERSON TO WHOM IT IS DELIVERED. ANY DISTRIBUTION OR DIVULGENCE OF ANY OF ITS CONTENTS IS UNAUTHORIZED.

THE DISTRIBUTION OF THIS CONFIDENTIAL DISCLOSURE STATEMENT AND THE OFFERING OF THE COMMON STOCK DESCRIBED HEREIN MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE
SUCH
AN OFFER OR SOLICITATION.


       INFORMATION PROVIDED OUTSIDE THIS DISCLOSURE STATEMENT

NO  PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
ANY
REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS CONFIDENTIAL DISCLOSURE STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.


                          TABLE OF CONTENTS

                                                                 Page

SUMMARY                                                             5

RISK FACTORS                                                        7

TERMS OF OFFERING AND PLAN OF DISTRIBUTION                         11

USE OF PROCEEDS                                                    15

DESCRIPTION OF BUSINESS AND PROPERTY                               16

DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES                      18

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY OWNERS       19

SECURITIES BEING OFFERED                                           19

LITIGATION                                                         20

FINANCIAL STATEMENTS                                               20

ADDITIONAL ATTACHMENTS                                             21
                               SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Disclosure Statement and the exhibits hereto. Prospective investors are urged to read this Disclosure Statement in its entirety.

The Company

Manchester Inc. (the "Company") is a Nevada corporation incorporated on August 27, 2002. The Company has entered into an option agreement dated October 4, 2002 with Terry Loney (the "Option Agreement") whereby it has acquired an option (the "Option") to acquire an 80% interest in certain mineral claims located in the Sudbury Mining District in Ontario, Canada (the "Property").

The Offering

Securities Being Offered Up to 400,000 shares of Common Stock of  the
                    Company  at  a price of $0.25 US per share;   See
                    "DESCRIPTION OF SHARES."

Purchase Price            $0.25  US  per  Share.  See "TERMS  OF  THE
                    OFFERING AND PLAN OF DISTRIBUTION."

Regulation S:                  The  Shares are being offered pursuant
                    to Regulation S of the United States Securities Act of 1933 (the "Act") to persons who are not "U.S. Persons". See "TERMS OF OFFERING AND PLAN OF DISTRIBUTION."

Securities Issued         As  of the date of this Document, there are
                    2,800,000 shares of Common Stock issued and outstanding. Upon the completion of this offering, there will be 3,200,000 shares of Common Stock issued and outstanding if the offered Shares is fully sold. See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS" and "TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION."

Use of Proceeds           The gross proceeds to the Company from  the
                    sale of the Shares will be approximately $100,000.00 US, assuming all Shares are sold. Such proceeds will be utilized to make payments required to maintain the Company's Option to acquire an interest in the Property. See "USE OF PROCEEDS."

Plan of Distribution           The Offering is being sold by officers
                    and directors of the Company to persons in Canada who are residents of the Provinces of British Columbia, Alberta, Ontario or Quebec and who are:

                    (A) a spouse, parent, brother, sister or child of a senior officer or director of the Company ;

                    (B) a close friend or business associate of a senior officer or director of the Company; or

                    (C) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of a senior officer or director of the Company.

Dilution                        Investors   in  this  offering   will
                    experience substantial dilution. Dilution represents the difference between the offering price and the net tangible book value per share after the offering. Additional dilution may result from future offerings or from the exercise of future options pursuant to any stock option plan or warrants that may be established by the Company.

Risk Factors                  The securities offered hereby involve a
                    high degree of risk and should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth in the following section of this Document entitled "RISK FACTORS," as well as the other information set-forth herein, before subscribing for any of the Shares offered hereby.

Local Jurisdictions      The Offering and any subscription for Shares
                    is subject to compliance with all applicable securities laws and other applicable laws of the province or foreign jurisdiction in which any Subscriber for the Offering is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.


                            RISK FACTORS

An investment in the Shares offered herein is highly speculative and subject to a high degree of risk. Only those persons who can bear the risk of the entire loss of their investment should participate. An investor should carefully consider the risks described below and the other information in this Disclosure before investing in the Company's Common Stock. The risks described below are not the only ones faced. Additional risks that the Company is aware of or that the Company currently believes are immaterial may become important factors that affect the Company's business. If any of the following risks occur, or if others occur, the Company's business, operating results and financial condition could be seriously harmed and the investor may lose all of its investment.

1. Need for Additional Financing, Limited Operating History, Risks of New Business Venture

     While the proceeds of the Offering will be sufficient in order to enable the Company to meet the work program obligations under the Option due by October 31, 2003, the Company will require substantial additional capital to fund the continued exploration of the Property in order to exercise the Option. If the Company does not meet the exploration expenditures required by the
     Option Agreement, then it will forfeit its interest in the Option and will have no interest in the Property. In addition, other events or circumstances that are not presently anticipated may reduce the time period for which the funds will be sufficient. Other than the Offering, completion of which cannot be assured, the Company has no agreements for additional financing and there can be no assurance that additional funding will be available to the Company on acceptable terms, or at all, to continue operations to the date referred to above, to fund new business opportunities or to execute its business plan. The Company was incorporated in August, 2002 and to date has been involved primarily in organizational activities and has had no revenues. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the exploration of its mineral properties which the Company plans to undertake. These include, but are not limited to, unanticipated problems relating to exploration and development, and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and there can be no assurance that the Company will generate any operating revenues or ever achieve profitable operations. See "Use of Proceeds" and "Business".

2.   Exploration Risk

     Exploration for minerals is a speculative venture necessarily involving substantial risk. There is not any certainty that the expenditures to be made by the Company in the acquisition of the interests described herein will result in discoveries of commercial quantities of ore. Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company's financial position.

3.   No Known Bodies of Ore

     There are not any known bodies of ore on the Company's properties. The purpose of the present offering is to raise funds to carry out further exploration with the objective of establishing ore of commercial tonnage and grade. If the Company's exploration programs are successful, additional funds will be required for the development of economic reserves and to place them in commercial production. The only source of future funds presently available to the Company is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only alternative for the financing of further exploration would be the offering by the Company of an interest in its properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

4.   No Dividends

     Payment of dividends on the Common and Preferred Stock is within the discretion of the Board of Directors and will depend upon the Company's future earnings, its capital requirements and financial condition, and other relevant factors. The Company does not intend to declare any dividends on its Common or Preferred Stock for the foreseeable future.

5.   Concentration of Ownership

     Upon completion of this Offering, current stockholders of the Company will own a majority of the Company's Common Stock. As a result, such persons will have the ability to elect the Board of Directors of the Company and therefore control the Company and direct its affairs and business.

6.   Dilution

     The Offering price is substantially higher than the book value per share. Investors purchasing the Shares in this Offering will therefore incur immediate substantial dilution. See "Dilution."
7.   Offering Price

     The offering price of the Shares was arbitrarily determined by the Company. Among the factors considered in determining the price of the Shares were the uncertain prospects of the Company, the backgrounds of the directors and the current conditions in the financial markets. There is, however, no relationship whatsoever between the offering price of the Shares and the Company's assets, earnings, book value or any other objective criteria of value.

8.   Title Issues

     While the Company has obtained a geological report with respect to its properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The Company's mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

9.   Competitiveness of Industry

     The mining industry, in general, is intensively competitive and there is not any assurance that even if commercial quantities of ore are discovered, a ready market will exist for sale of same. Numerous factors beyond the control of the Company may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

10.  Lack of Marketability and Liquidity

     There will be no market for the Shares after the Offering and no market may develop in the future. Purchasers of the Shares must be prepared to hold their shares and be able to bear the economic risks of their investment for an indefinite period of time. The Shares have not been registered under the Act or the securities laws of any state. The Company is under no obligation to register the Shares. There can be no assurance that a market or purchasers for the Shares will be available.

11.  Potential Legal, Regulatory, and/or Compliance Risk

     The Company may, with regard to governmental and/or regulatory agencies, be required to comply with certain regulations, and/or potential future regulations, rules, and/or directives. Due to the regulated nature of the industry there is no guarantee that certain regulations may not, in the future, be imposed. Moreover, potential regulatory conditions and/or compliance therewith and the effects of such to the Company, may have a materially adverse affect upon the Company, its business operations, prospects and/or financial condition. Exploration of mineral resources may require approval from governmental regulatory agencies. There can be no assurance that such approval will be obtained, and the cost and delay involved in attempting to obtain approval cannot be known in advance.

12.  Absence of Audited Financial Statements

     The Company has only minimal capitalization and since its inception has realized no revenues. There are no audited financial statements for the Company. Purchasers evaluating an investment in the Company's securities should consider this fact.

13.  Best Efforts Offering

     There can be no assurance that this Offering will be completely sold. If less than the maximum proceeds are available to the Company, the Company's ability to exercise the Option and complete exploration on the Property could be adversely effected. There is no minimum number of Shares to be sold in this Offering. Therefore, the proceeds received from this Offering can be immediately used by the Company.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED INVOLVE A CERTAIN DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET-FORTH IN THIS OFFERING DOCUMENT AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR TOTAL INVESTMENT.
             TERMS OF OFFERING AND PLAN OF DISTRIBUTION

Securities Offered

The Offering consists of the offering of up to 400,000 shares of Common Stock of the Company, par value $0.001 per share (each a "Share"), at a price of $0.25 US per Share (the "Offering").

Sales of Common Stock pursuant to the Offering will commence on the date of this Disclosure Statement and will terminate on October 31, 2002, unless extended by the board of directors of the Company. There is no minimum number of Shares to be sold.

Regulation S

The Offering is being made pursuant to Regulation S of the United States Securities Act of 1933 (the "Act"). The Offering is made to persons who are not "U.S. Persons" as defined by Regulation S of the Act. A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

     (1)  any natural person resident in the United States;
(2) Any partnership or corporation organized or incorporated under the laws of the United States;
(3)  any estate of which any executor or administrator is a U.S.
person;
(4)  any trust of which any trustee is a U.S. person;
(5)  any agency or branch of a foreign entity located in the United
States;
(6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
(7)  any partnership or corporation if:
          (1) organized or incorporated under the laws of any foreign jurisdiction; and
(2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

By execution of the Subscription Agreement, each subscriber for shares (a "Subscriber") will represent to the Company that the Subscriber is not a U.S. Person and will agree with the Company as follows as a condition of the Company selling Shares to any
Subscriber:

     (1) The Subscriber will resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

     (2) The Subscriber will not to engage in hedging transactions with regard to the Shares unless in compliance with the Act;

     (3) The Subscriber will acknowledge and agree that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

               "THE    SECURITIES   REPRESENTED   BY   THIS
               CERTIFICATE  HAVE NOT BEEN REGISTERED  UNDER
               THE  SECURITIES ACT OF 1933 (THE "ACT"), AND
               HAVE   BEEN  ISSUED  IN  RELIANCE  UPON   AN
               EXEMPTION FROM THE REGISTRATION REQUIREMENTS
               OF   THE   ACT  PROVIDED  BY  REGULATION   S
               PROMULGATED UNDER THE ACT.   SUCH SECURITIES
               MAY  NOT BE REOFFERED FOR SALE OR RESOLD  OR
               OTHERWISE  TRANSFERRED EXCEPT IN  ACCORDANCE
               WITH   THE   PROVISIONS  OF  REGULATION   S,
               PURSUANT TO AN EFFECTIVE REGISTRATION  UNDER
               THE   ACT,   OR  PURSUANT  TO  AN  AVAILABLE
               EXEMPTION FROM REGISTRATION UNDER  THE  ACT.
               HEDGING    TRANSACTIONS    INVOLVING     THE
               SECURITIES  MAY NOT BE CONDUCTED  UNLESS  IN
               COMPLIANCE WITH THE ACT"

     (4) The Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

The   Subscribers  for  the  Shares  will  not  be  entitled  to  any registration rights.

Plan of Distribution

The Offering is being sold by officers and directors of the Company to persons who, if residents of Canada, are residents of the Provinces of British Columbia, Alberta, Ontario or Quebec and who are:

     (A) a spouse, parent, brother, sister or child of a senior officer or director of the
          Company ;

     (B) a close friend or business associate of a senior officer or director of the Company; or

     (C) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of a senior officer or director of the Company.

No commissions or other offering remuneration will be paid.

Closing

The Company may complete the Offering by multiple closings at any time during the period of the Offering. The Company may reject or accept any subscription in whole or in part at the discretion of the Company. The Company may close the Offering or any portion of the Offering without notice to subscribers.

Upon acceptance of a subscription by the Company, the Company will deliver to the Subscriber an executed copy of the agreement evidencing the number of Shares subscribed for. If the Company does not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will remain a non-interest payable loan to the Company payable on demand.

Provincial and Foreign Securities Laws

The Offering and any subscription for Shares is subject to compliance with the securities laws and other applicable laws of any province or foreign jurisdiction in which any Subscriber for the Offering is resident, including applicable minimum subscription requirements to ensure availability of prospectus exemptions. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

Best Efforts Basis

The Shares are being offered by the Company on a "best efforts". There is no minimum number of Shares to be sold pursuant to this Offering. The Company may immediately use proceeds obtained from this Offering. All proceeds received by the Company from subscribers for the Shares offered hereby will be available to the Company immediately.

Subscription Agreement

Subscription for the Shares shall be made pursuant to a subscription agreement (the "Subscription Agreement") in the form attached to this Disclosure Statement. The Subscription Agreement contains, among other things, customary representations and warranties by the Company, covenants of the Company reflecting the information set forth herein, representations by the investors and appropriate conditions to closing.
Investor Suitability Standards

Investment in the Shares involves a high degree of risk. (See "RISK FACTORS'). Accordingly, investment in the Shares is suitable only for persons of adequate financial means who have no need for liquidity with respect to their investment and have sufficient net worth to sustain a complete loss with respect to their investment. Shares will be sold only to persons who have knowledge and experience in financial and business matters that such investor is capable of evaluating the merits and risks of the investment in the Company, or is relying upon a qualified offeree representative in making the investment decision.

Each prospective investor should retain the advice of such investor's attorney, tax consultant and business advisor with respect to legal, tax, and business aspects of this investment prior to subscribing to Shares.

                          USE OF PROCEEDS

The proceeds to the Company from the sale of the Shares will be $100,000 US if the maximum number of Shares are sold. The Company will use the proceeds of sale to fund the work program due under the Option Agreement which the Company is required to pay by October 31, 2003 in order to maintain the Option. The balance of the proceeds will be used for general working capital.

The actual expenditures of the proceeds of the Offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of the Offering will be according to the expenditures deemed by the Company and its board of directors to be in the best interests of advancing the business of the Company. The actual expenditures will also vary from the estimated use of proceeds if less than all of the Shares are sold.

The Company anticipates that the net proceeds from the Offering will be sufficient to meet its financial requirements for only a short period of time. The Company, therefore, will require substantial additional capital to fund its contemplated business plan in the near future.


                DESCRIPTION OF BUSINESS AND PROPERTY

Organization

The Company. is a Nevada corporation incorporated on August 27, 2002.

The Company is a natural resource company engaged in the acquisition, exploration and development of mineral properties. The Company has an interest in the properties described below under the heading
"Option  Agreement".   The Company intends to carry  out  exploration
work on the Mac-South Property in order to ascertain whether the Mac-South Property possesses commercially developable quantities of Cu-Ni-PGE (Copper-Nickel-Platinum Group Elements), and other precious minerals.

Option Agreement

The Company has entered into an option agreement dated October 4, 2002 (the "Option Agreement") with Terry Loney (the "Optionor") whereby it has acquired an option to acquire an 80% interest in certain mineral claims located in the Sudbury Mining District in Ontario (the "Mac-South Property"). Under the Option Agreement, the Optionor granted Manchester the exclusive right and option to acquire an undivided 80% right, title and interest in and to the Mac-South Property (the "Option") for total consideration consisting of cash payments to the Optionor totalling $8,000 US and the incurrence of exploration and development expenditures on the Mac-South Property (the "Property Expenditures") totalling $209,800 US to be made as follows:

     (A) upon execution of this Agreement, the payment to the Optionor of the sum of $8,000 US;

     (D)        by  October  31,  2003,  the incurrence  of  Property
       Expenditures in the amount of              $23,800 US;

     (E)        by  October  31,  2004,  the incurrence  of  Property
       Expenditures in the further                   amount of $186,000 US
       for     total     aggregate    Property    Expenditures     of
       $209,800 by October 31, 2004, provided that any Property Expenditures incurred prior to October 31, 2003 which are in excess of $23,800
       will be                       applied to the further required amount
       of $186,000.


Upon making the cash payments and property expenditures as specified in the Option Agreement, Manchester will acquire an undivided 80% right, title and interest in and to the Mac-South Property. In addition, the Option Agreement provides that Manchester and the Optionor will enter into a joint venture agreement upon Manchester acquiring an 80% interest in the Mac-South Property.

Description of Properties

The mineral claims comprising the Mac-South Property consist of four mineral claims located in the Sudbury Mining District in Ontario, Canada. The claims are described as follows:

PROPERTY DESCRIPTION

             G.P.S. CO-ORDINATES:  5166000N and 522000E
                       SUDBURY MINING DISTRICT
                               ONTARIO
                               CANADA

List of Claims




    CLAIM NUMBERS          TOWNSHIP/AREA        CURRENT EXPIRY DATE

   3004260 - 9 UNITS         MACLENNAN         AUGUST 24, 2004
   3004261 - 2 UNITS         MACLENNAN         AUGUST 24, 2004






Plan of Operations

The Company's business plan is to proceed with the exploration of the Mac-South Property to determine whether there are commercially exploitable reserves of Cu-Ni-PGE on the Mac-South Property. The Company has determined to proceed with Phase One of the exploration program outlined in the Geological Report. This exploration program will consist of a geological survey which would include prospecting, geological mapping, testing of soil samples and night-time ultra-violet lamping. The objective of Phase One of the geological work program is to define and to identify drill targets for the drill program which will commence in Phase Two of the recommended work program.

Phase One of the recommended geological work program will cost approximately $23,800. Prior to this Offering, the Company had approximately $5,000 in cash reserves. The Company has raised $17,200 by prior private placement offerings and has applied $8,000 of these funds to acquisition of the Option, $2000 for a current geological report and $2000 to legal fees and expenses of organization. If the Company does not complete the required exploration expenditures of $23,800 by October 31, 2003, then the Option will terminate and the Company will lose all its interest in the Mac-South Property.


            DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES

The following information sets forth the names of the officers and directors of the Company and their present positions with the
Company:

Name                                              Office(s) Held

Jackson Buch                                 Director and President

Dana Upton                                   Director, Secretary
                                             and Treasurer


                  SECURITY OWNERSHIP OF MANAGEMENT
                     AND CERTAIN SECURITY OWNERS

                     The following table sets forth, as of October 8, 2002, the beneficial ownership of the Company's Common Stock by each officer and director of the Company, by each person known by the Company to beneficially own more than 10% of the Company's Common Stock outstanding and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.

                    Name and address  Number of Shares  Percentage of
Title of class      of beneficial
                    owner             of Common Stock   Common Stock(1)

Common Stock        Jackson   Buch        600,000        21.43%

Common Stock        Dana    Upton         600,000        21.43%


 (1) Based on 2,800,000 shares of Common Stock of the Company issued and outstanding on October 8, 2002.

                      SECURITIES BEING OFFERED

                     The securities being offered are the shares of the
Company's  common  stock,  par  value  $0.001  per  share.Under   the
Company's Articles of Incorporation, the total number of shares of all classes of stock that the Company shall have authority to issue is 110 ,000,000 shares of common stock, par value $0.001 per share
(the  " Common Stock").   As of October 8, 2002, a total of 2,800,000
shares  of  Common Stock are issued and outstanding.  All issued  and
outstanding   shares  of  the  Common  Stock  are  fully   paid   and
non-assessable.

          Common Stock and Preferred Stock

          Holders of Common Stock and Preferred Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. Holders of Common and/or Preferred Stock do not have cumulative
voting  rights in the election of directors.   Holders of a  majority
of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

          Holders of Common Stock and Preferred Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the Common and Preferred Stock. There are no redemption or sinking fund provisions applicable to the Common or Preferred Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

          Share Purchase Warrants and Options

          The Company has not issued and does not have outstanding any warrants to purchase shares of the Common or Preferred Stock. The Company has not issued and does not have outstanding any options to purchase shares of the Common or Preferred Stock.

          Convertible Securities

          The Company has not issued and does not have outstanding any securities convertible into shares of Common or Preferred Stock or any rights convertible or exchangeable into shares of Common or Preferred Stock.

          Recent Issuances of Securities

          The Company has completed the issuance of 1,200,000 shares of the Company's common stock pursuant to Section 4(2) of the Securities Act of  1933  (the  "1933 Act") on September 13, 2002.  Of the  1,200,000
shares, 600,000 shares were issued to Jackson Buch, the President and
a  director  of  the Company, at a price of $0.001  per  share.   The
balance of 600,000 shares were issued to Dana Upton, the Secretary and Treasurer of the Company, at a price of $0.001 per share.

          The Company has completed a private placement of 1,600,000 shares of the Company's common stock pursuant to Regulation S of the 1933 Act on October 3, 2002. All shares were issued at a price of $0.01 per share.


                             LITIGATION

          The Company is not party to any legal proceedings. Management of the Company is not aware of any threatened legal proceedings which, if successful against the Company, would have a materially adverse effect on the Company.



          FINANCIAL STATEMENTS

The Company has not at this time prepared any financial statements.

          ADDITIONAL ATTACHMENTS

The following additional attachments are attached to this Disclosure
Statement:

Attachment                                   Description

No. 1                                  Subscription   Agreement
No. 2                                  Option Agreement
No. 3                                  Geological Report




Exhibit 99.3
Disclosure Statement $0.50


                        DISCLOSURE STATEMENT

                           MANCHESTER INC.

                        A NEVADA CORPORATION


DATE OF DISCLOSURE STATEMENT:                October 24 , 2002

TYPE OF SECURITIES OFFERED:                   Shares of Common  Stock
                                   of   the   Company  (the   "Common
                                   Stock")

NUMBER OF SECURITIES OFFERED:                     Up to 50,000 Shares
                                        of    Common    Stock    (the
                                        "Shares")

PRICE:
                                   $0.50 per Share



                 Offering       Commissions      Proceeds to
                 Price                           Company

Per Share        $0.50             NIL           $0.50

Total            $25,000           NIL           $25,000



The securities offered are offered on a best efforts basis. Sales of Common Stock will commence on the date of this Disclosure Statement and will terminate on November 30, 2002 unless the period of the Offering is extended by the Company's Board of Directors. There is no minimum number of Shares to be sold.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF
THE
ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR
OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

INVESTMENT IN THE COMMON STOCK OFFERED BY THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD RETAIN THEIR OWN PROFESSIONAL ADVISORS TO REVIEW AND EVALUATE THE FINANCIAL, ECONOMIC, TAX AND OTHER CONSEQUENCES OF THIS INVESTMENT. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE MERITS OF THIS OFFERING OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR TO THE TERMS OF THE OFFERING. THE UNITED STATES SECURITIES COMMISSION HAS NOT PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS DISCLOSURE STATEMENT. THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. NO SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY IN CANADA HAS PASSED ON THE MERITS OF THE SECURITIES
OFFERED NOR HAS IT REVIEWED THIS DISCLOSURE STATEMENT AND ANY REFERENCE TO THE CONTRARY IS AN OFFENCE.

THE SECURITIES WILL BE DISTRIBUTED IN CANADA PURSUANT TO EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (BRITISH COLUMBIA), SECURITIES ACT (ALBERTA),THE SECURITIES ACT (ONTARIO) AND THE SECURITIES ACT (QUEBEC). THE COMPANY IS NOT AND MAY NEVER BE A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC. THE COMMON SHARES OF THE COMPANY MAY NOT BE RESOLD IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERT, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC, EXCEPT UNDER A PROSPECTUS OR STATUTORY EXEMPTION AVAILABLE ONLY IN SPECIFIC AND LIMITED CIRCUMSTANCES UNLESS AND UNTIL THE ISSUER BECOMES A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, THE PROVINCE OF ALBERTA, THE PROVINCE OF ONTARIO OR THE PROVINCE OF QUEBEC, AS APPLICABLE, AND SUCH COMMON SHARES ARE HELD THEREAFTER FOR THE APPLICABLE HOLD PERIOD. AS THERE IS NO MARKET FOR THESE SECURITIES, IT MAY BE DIFFICULT OR EVEN IMPOSSIBLE FOR THE PURCHASER TO SELL THEM IN CANADA.


     INVESTOR REVIEW AND FINANCIAL RISK

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS ARE ADVISED TO CONSULT WITH THEIR LEGAL COUNSEL AND A TAX ADVISOR WITH RESPECT TO ANY INVESTMENT IN THIS OFFERING. NOTE FURTHER, THAT THE PRICE OF THE COMMON STOCK WAS ARTIFICIALLY DETERMINED BY THE COMPANY AND BEARS NO RELATIONSHIP TO THE ASSETS, NET WORTH, BOOK VALUE OR POTENTIAL BUSINESS OPERATIONS OF THE COMPANY. UPON CLOSING OF THIS OFFERING, THERE WILL BE NO PUBLIC MARKET FOR THE COMMON SHARES DESCRIBED HEREIN. CONSEQUENTLY, INVESTORS WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT INDEFINITELY.


    CONFIDENTIALITY AND LIMITATIONS OF THIS DISCLOSURE STATEMENT

This document contains information that is proprietary to the Company. It discusses trade and business secrets of the Company and is intended for use only by the party to whom it is transmitted by employees or agents of the Company, and only for the purpose of permitting such persons to decide whether to purchase the Common Stock described herein. This document may not be reproduced in whole or in part or used for any other purpose; nor may any of its contents be disclosed without the prior written consent of the Company, and the recipient agrees to return it to the Company immediately upon request. Acceptance of this document constitutes agreement to the above conditions.

The information contained in this document may at times represent the Company's best estimates of its future financial and business performance, based upon assumptions believed to be reasonable. No representation or warranty is made, however, as to the accuracy or completeness of such assumptions, and nothing contained herein should be relied upon as a promise or representation as to any future performance or events. In addition, investors should take note that the information contained herein is only offered to be accurate as of the date of this Disclosure Statement. Neither the delivery of this Disclosure Statement, nor any sale made hereunder, shall, under any circumstances, create the implication that there has been no change in the affairs of the Company, or that the information contained herein is correct as of any date other than the date of its creation referenced above. See "RISK FACTORS."

THIS DISCLOSURE STATEMENT MUST BE TREATED AS CONFIDENTIAL BY THE PERSON TO WHOM IT IS DELIVERED. ANY DISTRIBUTION OR DIVULGENCE OF ANY OF ITS CONTENTS IS UNAUTHORIZED.

THE DISTRIBUTION OF THIS CONFIDENTIAL DISCLOSURE STATEMENT AND THE OFFERING OF THE COMMON STOCK DESCRIBED HEREIN MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.


       INFORMATION PROVIDED OUTSIDE THIS DISCLOSURE STATEMENT

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS CONFIDENTIAL DISCLOSURE STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.
                          TABLE OF CONTENTS

                                                                 Page

SUMMARY                                                             5

RISK FACTORS                                                        7

TERMS OF OFFERING AND PLAN OF DISTRIBUTION                         11

USE OF PROCEEDS                                                    15

DESCRIPTION OF BUSINESS AND PROPERTY                               16

DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES                      18

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY OWNERS       19

SECURITIES BEING OFFERED                                           19

LITIGATION                                                         20

FINANCIAL STATEMENTS                                               20

ADDITIONAL ATTACHMENTS                                             21
                               SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Disclosure Statement and the exhibits hereto. Prospective investors are urged to read this Disclosure Statement in its entirety.

The Company

Manchester Inc. (the "Company") is a Nevada corporation incorporated on August 27, 2002. The Company has entered into an option agreement dated October 4, 2002 with Terry Loney (the "Option Agreement") whereby it has acquired an option (the "Option") to acquire an 80% interest in certain mineral claims located in the Sudbury Mining District in Ontario, Canada (the "Property"). The Company is pursuing this Offering in order to raise additional funds for an exploration work program on the Mac-South Property. The Company plans to pursue the exploration program as recommended in a geological report on the Mac-South Property which the Company has received.


The Offering

Securities Being Offered  Up to 50,000 shares of Common Stock of  the
                    Company  at  a price of $0.50 US per share;   See
                    "DESCRIPTION OF SHARES."

Purchase Price            $0.50  US  per  Share.  See "TERMS  OF  THE
                    OFFERING AND PLAN OF DISTRIBUTION."

Regulation S:                  The  Shares are being offered pursuant
                    to Regulation S of the United States Securities Act of 1933 (the "Act") to persons who are not "U.S. Persons". See "TERMS OF OFFERING AND PLAN OF DISTRIBUTION."

Securities Issued         As  of the date of this Document, there are
                    3,000,000 shares of Common Stock issued and outstanding. Upon the completion of this offering, there will be 3,050,000 shares of Common Stock issued and outstanding if the offered Shares is fully sold. See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS" and "TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION."

Use of Proceeds           The gross proceeds to the Company from  the
                    sale of the Shares will be approximately $25,000.00 US, assuming all Shares are sold. Such proceeds will be utilized to make payments required to maintain the Company's Option to acquire an interest in the Property. See "USE OF PROCEEDS."

Plan of Distribution           The Offering is being sold by officers
                    and directors of the Company to persons in Canada who are residents of the Provinces of British Columbia, Alberta, Ontario or Quebec and who are:

                    (A) a spouse, parent, brother, sister or child of a senior officer or director of the Company ;

                    (B) a close friend or business associate of a senior officer or director of the Company; or

                    (C) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of a senior officer or director of the Company.

Dilution                        Investors   in  this  offering   will
                    experience substantial dilution. Dilution represents the difference between the offering price and the net tangible book value per share after the offering. Additional dilution may result from future offerings or from the exercise of future options pursuant to any stock option plan or warrants that may be established by the Company.

Risk Factors                  The securities offered hereby involve a
                    high degree of risk and should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth in the following section of this Document entitled "RISK FACTORS," as well as the other information set-forth herein, before subscribing for any of the Shares offered hereby.

Local Jurisdictions      The Offering and any subscription for Shares
                    is subject to compliance with all applicable securities laws and other applicable laws of the province or foreign jurisdiction in which any Subscriber for the Offering is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.


                            RISK FACTORS

An investment in the Shares offered herein is highly speculative and subject to a high degree of risk. Only those persons who can bear the risk of the entire loss of their investment should participate. An investor should carefully consider the risks described below and the other information in this Disclosure before investing in the Company's Common Stock. The risks described below are not the only ones faced. Additional risks that the Company is aware of or that the Company currently believes are immaterial may become important factors that affect the Company's business. If any of the following risks occur, or if others occur, the Company's business, operating results and financial condition could be seriously harmed and the investor may lose all of its investment.

1. Need for Additional Financing, Limited Operating History, Risks of New Business Venture

     While the proceeds of the Offering will be sufficient in order to enable the Company to meet the work program obligations under the Option due by October 31, 2003, the Company will require substantial additional capital to fund the continued exploration of the Property in order to exercise the Option. If the Company does not meet the exploration expenditures required by the
     Option Agreement, then it will forfeit its interest in the Option and will have no interest in the Property. In addition, other events or circumstances that are not presently anticipated may reduce the time period for which the funds will be sufficient. Other than the Offering, completion of which cannot be assured, the Company has no agreements for additional financing and there can be no assurance that additional funding will be available to the Company on acceptable terms, or at all, to continue operations to the date referred to above, to fund new business opportunities or to execute its business plan. The Company was incorporated in August, 2002 and to date has been involved primarily in organizational activities and has had no revenues. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the exploration of its mineral properties which the Company plans to undertake. These include, but are not limited to, unanticipated problems relating to exploration and development, and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and there can be no assurance that the Company will generate any operating revenues or ever achieve profitable operations. See "Use of Proceeds" and "Business".

2.   Exploration Risk

     Exploration for minerals is a speculative venture necessarily involving substantial risk. There is not any certainty that the expenditures to be made by the Company in the acquisition of the interests described herein will result in discoveries of commercial quantities of ore. Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company's financial position.

3.   No Known Bodies of Ore

     There are not any known bodies of ore on the Company's properties. The purpose of the present offering is to raise funds to carry out further exploration with the objective of establishing ore of commercial tonnage and grade. If the Company's exploration programs are successful, additional funds will be required for the development of economic reserves and to place them in commercial production. The only source of future funds presently available to the Company is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only alternative for the financing of further exploration would be the offering by the Company of an interest in its properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

4.   No Dividends

     Payment of dividends on the Common and Preferred Stock is within the discretion of the Board of Directors and will depend upon the Company's future earnings, its capital requirements and financial condition, and other relevant factors. The Company does not intend to declare any dividends on its Common or Preferred Stock for the foreseeable future.

5.   Concentration of Ownership

     Upon completion of this Offering, current stockholders of the Company will own a majority of the Company's Common Stock. As a result, such persons will have the ability to elect the Board of Directors of the Company and therefore control the Company and direct its affairs and business.

6.   Dilution

     The Offering price is substantially higher than the book value per share. Investors purchasing the Shares in this Offering will therefore incur immediate substantial dilution. See "Dilution."
7.   Offering Price

     The offering price of the Shares was arbitrarily determined by the Company. Among the factors considered in determining the price of the Shares were the uncertain prospects of the Company, the backgrounds of the directors and the current conditions in the financial markets. There is, however, no relationship whatsoever between the offering price of the Shares and the Company's assets, earnings, book value or any other objective criteria of value.

8.   Title Issues

     While the Company has obtained a geological report with respect to its properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The Company's mining properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

9.   Competitiveness of Industry

     The mining industry, in general, is intensively competitive and there is not any assurance that even if commercial quantities of ore are discovered, a ready market will exist for sale of same. Numerous factors beyond the control of the Company may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

10.  Lack of Marketability and Liquidity

     There will be no market for the Shares after the Offering and no market may develop in the future. Purchasers of the Shares must be prepared to hold their shares and be able to bear the economic risks of their investment for an indefinite period of time. The Shares have not been registered under the Act or the securities laws of any state. The Company is under no obligation to register the Shares. There can be no assurance that a market or purchasers for the Shares will be available.

11.  Potential Legal, Regulatory, and/or Compliance Risk

     The Company may, with regard to governmental and/or regulatory agencies, be required to comply with certain regulations, and/or potential future regulations, rules, and/or directives. Due to the regulated nature of the industry there is no guarantee that certain regulations may not, in the future, be imposed. Moreover, potential regulatory conditions and/or compliance therewith and the effects of such to the Company, may have a materially adverse affect upon the Company, its business operations, prospects and/or financial condition. Exploration of mineral resources may require approval from governmental regulatory agencies. There can be no assurance that such approval will be obtained, and the cost and delay involved in attempting to obtain approval cannot be known in advance.

12.  Absence of Audited Financial Statements

     The Company has only minimal capitalization and since its inception has realized no revenues. There are no audited financial statements for the Company. Purchasers evaluating an investment in the Company's securities should consider this fact.

13.  Best Efforts Offering

     There can be no assurance that this Offering will be completely sold. If less than the maximum proceeds are available to the Company, the Company's ability to exercise the Option and complete exploration on the Property could be adversely effected. There is no minimum number of Shares to be sold in this Offering. Therefore, the proceeds received from this Offering can be immediately used by the Company.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED INVOLVE A CERTAIN DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE
AWARE
OF THESE AND OTHER FACTORS SET-FORTH IN THIS OFFERING DOCUMENT AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR TOTAL INVESTMENT.
             TERMS OF OFFERING AND PLAN OF DISTRIBUTION

Securities Offered

The Offering consists of the offering of up to 50,000 shares of Common Stock of the Company, par value $0.001 per share (each a "Share"), at a price of $0.50 US per Share (the "Offering").

Sales of Common Stock pursuant to the Offering will commence on the date of this Disclosure Statement and will terminate on November 30, 2002, unless extended by the board of directors of the Company. There is no minimum number of Shares to be sold.

Regulation S

The Offering is being made pursuant to Regulation S of the United States Securities Act of 1933 (the "Act"). The Offering is made to persons who are not "U.S. Persons" as defined by Regulation S of the Act. A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

     any natural person resident in the United States;
     Any partnership  or corporation organized or incorporated  under the laws of the United States;
     any estate  of  which any executor or administrator  is  a  U.S.
          person;
     any trust of which any trustee is a U.S. person;
     any agency  or branch of a foreign entity located in the  United
          States;
     any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
     any partnership or corporation if:
          (3) organized or incorporated under the laws of any foreign jurisdiction; and
(4) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

By execution of the Subscription Agreement, each subscriber for shares (a "Subscriber") will represent to the Company that the Subscriber is not a U.S. Person and will agree with the Company as follows as a condition of the Company selling Shares to any
Subscriber:

     (1) The Subscriber will resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

     (2) The Subscriber will not to engage in hedging transactions with regard to the Shares unless in compliance with the Act;

     (3) The Subscriber will acknowledge and agree that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

               "THE    SECURITIES   REPRESENTED   BY   THIS
               CERTIFICATE  HAVE NOT BEEN REGISTERED  UNDER
               THE  SECURITIES ACT OF 1933 (THE "ACT"), AND
               HAVE   BEEN  ISSUED  IN  RELIANCE  UPON   AN
               EXEMPTION FROM THE REGISTRATION REQUIREMENTS
               OF   THE   ACT  PROVIDED  BY  REGULATION   S
               PROMULGATED UNDER THE ACT.   SUCH SECURITIES
               MAY  NOT BE REOFFERED FOR SALE OR RESOLD  OR
               OTHERWISE  TRANSFERRED EXCEPT IN  ACCORDANCE
               WITH   THE   PROVISIONS  OF  REGULATION   S,
               PURSUANT TO AN EFFECTIVE REGISTRATION  UNDER
               THE   ACT,   OR  PURSUANT  TO  AN  AVAILABLE
               EXEMPTION FROM REGISTRATION UNDER  THE  ACT.
               HEDGING    TRANSACTIONS    INVOLVING     THE
               SECURITIES  MAY NOT BE CONDUCTED  UNLESS  IN
               COMPLIANCE WITH THE ACT"

     (4) The Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

The   Subscribers  for  the  Shares  will  not  be  entitled  to  any registration rights.

Plan of Distribution

The Offering is being sold by officers and directors of the Company to persons who, if residents of Canada, are residents of the Provinces of British Columbia, Alberta, Ontario or Quebec and who are:

     (A) a spouse, parent, brother, sister or child of a senior officer or director of the
          Company ;

     (B) a close friend or business associate of a senior officer or director of the Company; or

     (C) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of a senior officer or director of the Company.

No commissions or other offering remuneration will be paid.

Closing

The Company may complete the Offering by multiple closings at any time during the period of the Offering. The Company may reject or accept any subscription in whole or in part at the discretion of the Company. The Company may close the Offering or any portion of the Offering without notice to subscribers.

Upon acceptance of a subscription by the Company, the Company will deliver to the Subscriber an executed copy of the agreement evidencing the number of Shares subscribed for. If the Company does not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will remain a non-interest payable loan to the Company payable on demand.

Provincial and Foreign Securities Laws

The Offering and any subscription for Shares is subject to compliance with the securities laws and other applicable laws of any province or foreign jurisdiction in which any Subscriber for the Offering is resident, including applicable minimum subscription requirements to ensure availability of prospectus exemptions. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

Best Efforts Basis

The Shares are being offered by the Company on a "best efforts". There is no minimum number of Shares to be sold pursuant to this Offering. The Company may immediately use proceeds obtained from this Offering. All proceeds received by the Company from subscribers for the Shares offered hereby will be available to the Company immediately.

Subscription Agreement

Subscription for the Shares shall be made pursuant to a subscription agreement (the "Subscription Agreement") in the form attached to this Disclosure Statement. The Subscription Agreement contains, among other things, customary representations and warranties by the Company, covenants of the Company reflecting the information set forth herein, representations by the investors and appropriate conditions to closing.
Investor Suitability Standards

Investment in the Shares involves a high degree of risk. (See "RISK FACTORS'). Accordingly, investment in the Shares is suitable only for persons of adequate financial means who have no need for liquidity with respect to their investment and have sufficient net worth to sustain a complete loss with respect to their investment. Shares will be sold only to persons who have knowledge and experience in financial and business matters that such investor is capable of evaluating the merits and risks of the investment in the Company, or is relying upon a qualified offeree representative in making the investment decision.

Each prospective investor should retain the advice of such investor's attorney, tax consultant and business advisor with respect to legal, tax, and business aspects of this investment prior to subscribing to Shares.

                          USE OF PROCEEDS

The proceeds to the Company from the sale of the Shares will be $25,000 US if the maximum number of Shares are sold. The Company will use the proceeds of sale to fund the work program due under the Option Agreement which the Company is required to pay by October 31, 2003 in order to maintain the Option. The balance of the proceeds will be used for general working capital.

The actual expenditures of the proceeds of the Offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of the Offering will be according to the expenditures deemed by the Company and its board of directors to be in the best interests of advancing the business of the Company. The actual expenditures will also vary from the estimated use of proceeds if less than all of the Shares are sold.

The Company anticipates that the net proceeds from the Offering will be sufficient to meet its financial requirements for only a short period of time. The Company, therefore, will require substantial additional capital to fund its contemplated business plan in the near future.


                DESCRIPTION OF BUSINESS AND PROPERTY

Organization

The Company. is a Nevada corporation incorporated on August 27, 2002.

The Company is a natural resource company engaged in the acquisition, exploration and development of mineral properties. The Company has an interest in the properties described below under the heading
"Option  Agreement".   The Company intends to carry  out  exploration
work on the Mac-South Property in order to ascertain whether the Mac-South Property possesses commercially developable quantities of Cu-Ni-PGE (Copper-Nickel-Platinum Group Elements), and other precious minerals.

Option Agreement

The Company has entered into an option agreement dated October 4, 2002 (the "Option Agreement") with Terry Loney (the "Optionor") whereby it has acquired an option to acquire an 80% interest in certain mineral claims located in the Sudbury Mining District in Ontario (the "Mac-South Property"). Under the Option Agreement, the Optionor granted Manchester the exclusive right and option to acquire an undivided 80% right, title and interest in and to the Mac-South Property (the "Option") for total consideration consisting of cash payments to the Optionor totalling $8,000 US and the incurrence of exploration and development expenditures on the Mac-South Property (the "Property Expenditures") totalling $209,800 US to be made as follows:

     (A) upon execution of this Agreement, the payment to the Optionor of the sum of $8,000 US;

     (F)        by  October  31,  2003,  the incurrence  of  Property
       Expenditures in the amount of              $23,800 US;

     (G)        by  October  31,  2004,  the incurrence  of  Property
       Expenditures in the further                   amount of $186,000 US
       for     total     aggregate    Property    Expenditures     of
       $209,800 by October 31, 2004, provided that any Property Expenditures incurred prior to October 31, 2003 which are in excess of $23,800
       will be                       applied to the further required amount
       of $186,000.


Upon making the cash payments and property expenditures as specified in the Option Agreement, Manchester will acquire an undivided 80% right, title and interest in and to the Mac-South Property. In addition, the Option Agreement provides that Manchester and the Optionor will enter into a joint venture agreement upon Manchester acquiring an 80% interest in the Mac-South Property.

Description of Properties

The mineral claims comprising the Mac-South Property consist of four mineral claims located in the Sudbury Mining District in Ontario, Canada. The claims are described as follows:

PROPERTY DESCRIPTION

             G.P.S. CO-ORDINATES:  5166000N and 522000E
                       SUDBURY MINING DISTRICT
                               ONTARIO
                               CANADA

List of Claims




    CLAIM NUMBERS          TOWNSHIP/AREA        CURRENT EXPIRY DATE

   3004260 - 9 UNITS         MACLENNAN         AUGUST 24, 2004
   3004261 - 2 UNITS         MACLENNAN         AUGUST 24, 2004






Plan of Operations

The Company's business plan is to proceed with the exploration of the Mac-South Property to determine whether there are commercially exploitable reserves of Cu-Ni-PGE on the Mac-South Property. The Company has determined to proceed with Phase One of the exploration program outlined in the Geological Report. This exploration program will consist of a geological survey which would include prospecting, geological mapping, testing of soil samples and night-time ultra-violet lamping. The objective of Phase One of the geological work program is to define and to identify drill targets for the drill program which will commence in Phase Two of the recommended work program.

Phase One of the recommended geological work program will cost approximately $23,800. Prior to this Offering, the Company had approximately $55,000 in cash reserves. The Company has raised $67,200 by prior private placement offerings and has applied $8,000 of these funds to acquisition of the Option, $2000 for a current geological report and $2000 to legal fees and expenses of organization. If the Company does not complete the required exploration expenditures of $23,800 by October 31, 2003, then the Option will terminate and the Company will lose all its interest in the Mac-South Property.


            DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES

The following information sets forth the names of the officers and directors of the Company and their present positions with the
Company:

Name                                              Office(s) Held

Jackson Buch                                 Director and President

Dana Upton                                   Director, Secretary
                                             and Treasurer


                  SECURITY OWNERSHIP OF MANAGEMENT
                     AND CERTAIN SECURITY OWNERS

                     The following table sets forth, as of October 23, 2002, the beneficial ownership of the Company's Common Stock by each officer and director of the Company, by each person known by the Company to beneficially own more than 10% of the Company's Common
Stock outstanding and by the officers and directors of the Company as
a  group.   Except  as  otherwise indicated,  all  shares  are  owned
directly.

                  Name and address   Number of Shares  Percentage of
Title of class    of beneficial
                  owner              of Common Stock   Common Stock(1)

Common Stock      Jackson   Buch         600,000           20.0%

Common Stock      Dana    Upton          600,000           20.0%

Common Stock Directors and Officers      1,200,000         40.0%
               (2 persons)




 (1) Based on 3,000,000 shares of Common Stock of the Company issued and outstanding on October 23, 2002.

                      SECURITIES BEING OFFERED

                     The securities being offered are the shares of the
Company's  common  stock,  par  value  $0.001  per  share.Under   the
Company's Articles of Incorporation, the total number of shares of all classes of stock that the Company shall have authority to issue is 110 ,000,000 shares of common stock, par value $0.001 per share
(the " Common Stock").   As of October 23, 2002, a total of 3,000,000
shares  of  Common Stock are issued and outstanding.  All issued  and
outstanding   shares  of  the  Common  Stock  are  fully   paid   and
non-assessable.

          Common Stock and Preferred Stock

          Holders of Common Stock and Preferred Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. Holders of Common and/or Preferred Stock do not have cumulative
voting  rights in the election of directors.   Holders of a  majority
of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

          Holders of Common Stock and Preferred Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the Common and Preferred Stock. There are no redemption or sinking fund provisions applicable to the Common or Preferred Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

          Share Purchase Warrants and Options

          The Company has not issued and does not have outstanding any warrants to purchase shares of the Common or Preferred Stock. The Company has not issued and does not have outstanding any options to purchase shares of the Common or Preferred Stock.

          Convertible Securities

          The Company has not issued and does not have outstanding any securities convertible into shares of Common or Preferred Stock or any rights convertible or exchangeable into shares of Common or Preferred Stock.

          Recent Issuances of Securities

          The Company has completed the issuance of 1,200,000 shares of the Company's common stock pursuant to Section 4(2) of the Securities Act of  1933  (the  "1933 Act") on September 13, 2002.  Of the  1,200,000
shares, 600,000 shares were issued to Jackson Buch, the President and
a  director  of  the Company, at a price of $0.001  per  share.   The
balance of 600,000 shares were issued to Dana Upton, the Secretary and Treasurer of the Company, at a price of $0.001 per share.

          The Company has completed a private placement of 1,600,000 shares of the Company's common stock pursuant to Regulation S of the 1933 Act on October 3, 2002. All shares were issued at a price of $0.01 per share.

          The Company has completed a private placement of 200,000 shares of the company's common stock pursuant to Regulation S of the 1933 Act on October 23, 2002. All shares were issued at a price of $0.25 per share.


                             LITIGATION

          The Company is not party to any legal proceedings. Management of the Company is not aware of any threatened legal proceedings which, if successful against the Company, would have a materially adverse effect on the Company.



          FINANCIAL STATEMENTS

               The Company has not at this time prepared any financial statements.

          ADDITIONAL ATTACHMENTS

          The following additional attachments are attached to this Disclosure Statement:

Attachment                                   Description

No. 1                              Subscription Agreement
No. 2                              Option  Agreement
No. 3                              Geological  Report





Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.
                         Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Kelowna, Province of British Columbia on
November ##, 2002.
                         MANCHESTER INC.

                         By:/s/ Jackson Buch
                              -------------------------
                              Jackson Buch, President


                      Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jackson Buch, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  CAPACITY    IN    WHICH    SIGNED
DATE

/S/   Jackson   Buch           President,  Chief   Executive January 8, 2002
----------------------    Officer and Director
Jackson Buch

/s/   Dana     Upton           Director  January 8, 2002
----------------------        Secretay and Treasurer
Dana Upton